AGREEMENT AND PLAN OF REORGANIZATION

          THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of this 12th day of June, 1997, by and between FIRST CLAYTON BANCSHARES, INC., a Georgia business corporation (hereinafter "Clayton," and unless the context otherwise requires, the term "Clayton" shall include both First Clayton Bancshares, Inc. and its subsidiary First Clayton Bank & Trust Company ("Clayton Bank")), and UNITED COMMUNITY BANKS, INC., a Georgia business corporation (hereinafter "United," and unless the context otherwise requires, the term "United" shall include United Community Banks, Inc. and its subsidiaries, United Community Bank, a Georgia banking corporation, Peoples Bank of Fannin County, a Georgia banking corporation, White County Bank, a Georgia banking corporation, Towns County Bank, a Georgia banking corporation, Carolina Community Bank, a North Carolina banking corporation, and United Family Finance Company, a Georgia business corporation).

                         R E C I T A L S:

          WHEREAS, the respective boards of directors of Clayton and United deem it advisable and in the best interests of each such entity and their respective shareholders that Clayton merge with United (the "Merger"), with United being the surviving corporation and with all of the issued and outstanding shares of common stock, $1.00 par value per share, of Clayton ("Clayton Stock") being converted into the right to receive shares of the authorized common stock, $1 par value per share, of United ("United Stock"), all upon the terms and conditions hereinafter set forth and as set forth in the Agreement and Plan of Merger attached hereto as Exhibit A and incorporated herein by reference (the "Merger Agreement"); and

          WHEREAS, the boards of directors of the respective entities believe that the merger of Clayton and United and the synergies produced thereby will greatly enhance and strengthen the franchises and future prospects of both companies;

          NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which as legally sufficient consideration are hereby acknowledged, the parties hereto agree as follows:

                            ARTICLE I

                             CLOSING

          The transactions contemplated herein shall be consummated (the "Closing") at the offices of Kilpatrick Stockton LLP, Suite 2800, 1100 Peachtree Street, Atlanta, Georgia, on the first business day following receipt of all approvals from any governmental authorities having jurisdiction over the transactions contemplated by this Agreement and the Merger Agreement, and the expiration of any waiting or similar period required by applicable law (the "Closing Date"), or at such other time and place as may be mutually satisfactory to the parties hereto.

                            ARTICLE II

                              MERGER

          Pursuant to the terms and conditions provided herein, on the Closing Date Clayton and United shall be merged in accordance with and in the manner set forth in the Merger Agreement. The surviving corporation following the Merger will operate under the Articles of Incorporation of United and will be the parent holding company of First Clayton Bank & Trust Company, a Georgia banking corporation, United Community Bank, a Georgia banking corporation, Peoples Bank of Fannin County, a Georgia banking corporation, White County Bank, a Georgia banking corporation, Towns County Bank, a Georgia banking corporation, Carolina Community Bank, a North Carolina banking corporation, and United Family Finance Company, a Georgia business corporation, the latter six of which are currently wholly-owned subsidiaries of United. Upon the terms and conditions of this Agreement and the Merger Agreement, United shall make available on or before the Effective Date (as defined in the Merger Agreement) for delivery to the holders of Clayton Stock (i) the number of shares of United Stock to be issued upon conversion of the shares of Clayton Stock and (ii) sufficient funds to provide for cash payments in lieu of the issuance of fractional shares as provided in the Merger Agreement, provided, however, that unless and until a holder of Clayton Stock entitled to receive United Stock pursuant to the Merger shall have surrendered his Clayton Stock certificate(s) or unless otherwise required by law, the holder of such certificate(s) shall not have any right to receive payment of any dividends or other distributions on the shares of United Stock or receive any notices sent by United to its shareholders or to vote such shares.

                           ARTICLE III

                         OTHER AGREEMENTS

          3.1 REGISTRATION OF UNITED STOCK. United agrees to file with the Securities and Exchange Commission (the "SEC") as soon as reasonably possible a registration statement (the "United Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), on Form S-4 or some other appropriate form covering the issuance of the shares of United Stock to the shareholders of Clayton pursuant to this Agreement and the Merger Agreement and to use its best efforts to cause the United Registration Statement to become effective and to remain effective through the Closing Date. United agrees to take any action required to be taken under the applicable state securities laws in connection with the issuance of shares of United Stock upon consummation of the Merger. Clayton agrees to provide United reasonable assistance as necessary in the preparation of the United Registration Statement, including, without limitation, providing United with all material facts regarding the opera-tions, business, assets, liabilities and personnel of Clayton, together with the audited financial statements of Clayton, all as required by the 1933 Act and the rules, regulations and practices of the SEC, for inclusion in the United Registration Statement. The United Registration Statement shall not cover resales of United Stock by any of the shareholders of Clayton, and United shall have no obligation to cause the United Registration Statement to continue to be effective after the Closing or to


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prepare or file any post-effective amendments to the United
Registration Statement after the Closing.

          3.2 MEETING OF SHAREHOLDERS OF CLAYTON. Clayton shall call a special meeting of its shareholders (the "Special Meeting") to be held not more than forty-five (45) days after the United Registration Statement becomes effective under the 1933 Act for the purpose of submitting the Merger Agreement to such shareholders for their approval. In connection with the Special Meeting, Clayton shall prepare and submit to its shareholders a notice of meeting, proxy statement and proxy (the "Clayton Proxy Materials"), which shall include the final prospectus from the United Registration Statement in the form filed with the SEC.

          3.3 ABSENCE OF BROKERS. Each party hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby. Each party agrees to indemnify the other and hold and save it harmless from any claim or demand for commissions or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party.

          3.4 ACCESS TO PROPERTIES, BOOKS, ETC. Each party hereto shall allow the other party and its authorized repre-sentatives full access during normal business hours from and after the date hereof and prior to the Closing Date to all of the respective properties, books, contracts, commitments and records of such party and its subsidiaries and shall furnish the other party and its authorized representatives such information concerning its affairs and the affairs of its subsidiaries as the other party may reasonably request provided that such request shall be reasonably related to the transactions contemplated by this Agreement and shall not interfere unreasonably with normal operations. Each party shall cause its and its subsidiaries' personnel, employees and other representatives to assist the other party in making any such investigation. During such investigation, the investigating party and its authorized representatives shall have the right to make copies of such records, files, tax returns and other materials as it may deem advisable and shall advise the other party of those items of which copies are made. No investigation made heretofore or hereafter by either party and its authorized representatives shall affect the representations and warranties of either such party hereunder.

          3.5 CONFIDENTIALITY. Prior to consummation of the Merger, the parties to this Agreement will provide one another with information which may be deemed by the party providing the information to be confidential. Each party agrees that it will hold confidential and protect all information provided to it by the other party to this Agreement or such party's affiliates, except that the obligations contained in this Section 3.5 shall not in any way restrict the rights of any party or person to use information that (i) was known to such party prior to the disclosure by the other party; (ii) is or becomes generally available to the public other than by breach of this Agreement;
(iii) is provided by one party for disclosure concerning such party in the United Registration Statement; or (iv) otherwise be-comes lawfully available to a party to this Agreement on a nonconfidential basis from a third party who is not under an


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
obligation of confidence to the other party to this Agreement.
If this Agreement is terminated prior to the Closing, each party hereto agrees to return all documents, statements and other written materials, whether or not confidential, and all copies thereof, provided to it by or on behalf of the other party to this Agreement. The provisions of this Section 3.5 shall survive termination, for any reason whatsoever, of this Agreement, and, without limiting the remedies of the parties hereto in the event of any breach of this Section 3.5, the parties hereto will be entitled to seek injunctive relief against the other party in the event of a breach or threatened breach of this Section 3.5.

          3.6 FULL COOPERATION. The parties shall cooperate fully with each other in connection with any acts or actions required to be taken as part of their respective obligations under this Agreement.

          3.7 EXPENSES. All of the expenses incurred by United in connection with the authorization, preparation, execution and performance of this Agreement and the Merger Agreement including, without limitation, all fees and expenses of its agents, representatives, counsel and accountants and the fees and expenses related to filing the United Registration Statement and all regulatory applications with state and federal authorities in connection with the transactions contemplated hereby and thereby, shall be paid by United. All expenses incurred by Clayton in connection with the authorization, preparation, execution and performance of this Agreement and the Merger Agreement, including, without limitation, all fees and expenses of its agents, representatives, counsel and accountants for Clayton and the cost of reproducing and mailing the Clayton Proxy Materials, shall be paid by Clayton.

          3.8 PRESERVATION OF GOODWILL. Each party hereto shall use its best efforts to preserve its business organization and the business organization of its subsidiaries, to keep available the services of its present employees and of the present employees of its subsidiaries, and to preserve the goodwill of customers and others having business relations with such party or its subsidiaries.

          3.9 APPROVALS AND CONSENTS. Each party hereto represents and warrants to and covenants with the other that it will use its best efforts, and will cause its officers, directors, employees and agents and its subsidiaries and any subsidiary's officers, directors, employees and agents to use their best efforts, to obtain as soon as is reasonably practicable all approvals and consents of state and federal departments or agencies required or deemed necessary for consummation of the transactions contemplated by this Agreement and the Merger Agreement.

          3.10 AGREEMENT BY CLAYTON EXECUTIVE OFFICERS AND DIRECTORS. Contemporaneously with the execution of this Agreement, each of the directors and executive officers of Clayton will execute and deliver to United an agreement, the form of which is attached hereto as Exhibit B, pursuant to which each of them agrees (i) to recommend to Clayton shareholders approval of the Merger, (ii) to vote the capital stock of Clayton owned or controlled by them in favor of the Merger, and (iii) to transfer or assign shares of United Stock received by them in connection


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
with the Merger only in compliance with the 1933 Act, applicable state securities laws and the rules and regulations promulgated under either.

          3.11 PRESS RELEASES. Prior to the Effective Date, Clayton and United shall agree with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, however, that nothing in this
Section 3.11 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by law.

          3.12 EMPLOYEE BENEFITS AND CONTRACTS. Following the Effective Date, United or any Affiliate (within the meaning of Section 6.5.2(f) below) of United (collectively, the "United Group") shall provide generally to officers, employees and former employees of Clayton who continue employment with the United Group employee benefits on terms and conditions which, when taken as a whole, are substantially similar to those then currently provided by the United Group to its other similarly situated officers, employees and former employees. For purposes of eligibility to participate and any vesting determinations in connection with the provision of any such employee benefits, service with Clayton prior to the Effective Date shall be counted. The United Group shall also honor in accordance with their terms all employment, severance, consulting, option and other contracts of a compensatory nature to the extent disclosed in the Clayton Disclosure Memorandum between Clayton and any current or former director, officer or employee thereof and no other contracts of a compensatory nature to the extent disclosed in the Clayton Disclosure Memorandum between Clayton and any current or former director, officer or employee thereof and no other contracts of the types described that are not so disclosed shall be deemed to be assumed by the United Group by reason of this Section 3.12. If, during the calendar year in which falls the Effective Date, the United Group shall terminate any "group health plan", within the meaning of Section 4980B(g)(2) of the Internal Revenue Code, in which one or more Clayton employees participated immediately prior to the Effective Date (a "Clayton Plan"), United shall cause any successor group health plan to waive any underwriting requirements; to give credit for any such Clayton employee's participation in the Clayton Plan prior to the Effective Date for purposes of applying any pre-existing condition limitations set forth therein; and to give credit for covered expenses paid by any such Clayton employee under a Clayton Plan prior to the Effective Date towards satisfaction of any annual deductible limitation and out-of pocket maximum applied under such successor group health plan. The United Group also shall be considered a successor employer for and shall provide to "qualified beneficiaries", determined immediately prior to the Effective Date, under any Clayton Plan appropriate "continuation coverage" (as those terms are defined in Section 4980B of the Internal Revenue Code) following the Effective Date under either the Clayton Plan or any successor group health plan maintained by the United Group.

          3.13 INDEMNIFICATION. (a) Subject to the conditions set forth in paragraph (b) below, for a period of six (6) years after the Effective Date, United shall indemnify, defend, and hold harmless each person entitled to indemnification from Clayton or Clayton Bank (each, an "Indemnified Party") against all Liabilities arising out of actions or omissions occurring at or prior to the Effective Date (including, without limitation, the transactions contemplated by this Agreement) to the full extent permitted by Georgia Law and Clayton's articles of incorporation and bylaws, in each case as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any litigation. Without limiting the foregoing, in any case in which approval by Clayton is required to effectuate any indemnification, United shall cause Clayton to direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between United and the Indemnified Party.

          (b)  Any Indemnified Party wishing to claim
indemnification under paragraph (a), upon learning of any such liability or litigation, shall promptly notify United thereof.
In the event of any such litigation (whether arising before or after the Effective Date), (i) United or Clayton shall have the right to assume the defense thereof and United shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if United or Clayton elects not to assume such defense or counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between United or Clayton and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and United or Clayton shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that United shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, (ii) the Indemnified Parties will cooperate in the defense of any such litigation, and (iii) United shall not be liable for any settlement effected without its prior written consent and provided further that Clayton shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

          (c) For purposes of this Section 3.13, "liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost, or expense (including, without limitation, costs of investigation, collection, and defense), claim, deficiency, guaranty, or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute, or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

          (d) For purposes of this Section 3.13, "litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding or notice (written or oral) by


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
any Person alleging potential liability, but shall not include regular, periodic examinations of depository institutions and their affiliates by regulatory authorities.

          3.14 STOCK OPTION AWARDS AND DEFERRED COMPENSATION. Clayton and United agree that (i) Clayton will grant incentive stock options to J. Mark Smith and Rodney R. Hickox in the same amounts and on substantially the same terms as described in Exhibit C and (ii) Clayton will execute a Deferred Compensation Agreement with each of J. Mark Smith and Rodney R. Hickox on substantially the same terms as described in Exhibit C.

                            ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF CLAYTON

          As an inducement to United to enter into this Agreement and to consummate the transactions contemplated hereby, Clayton represents, warrants, covenants and agrees as follows:

          4.1 CLAYTON DISCLOSURE MEMORANDUM. By June 19, Clayton will deliver to United a memorandum (the "Clayton Disclosure Memorandum") containing certain information regarding Clayton as indicated at various places in this Agreement. All information set forth in the Clayton Disclosure Memorandum or in documents incorporated by reference in the Clayton Disclosure Memorandum is true, correct and complete, does not omit to state any fact necessary in order to make the statements therein not misleading, and shall be deemed for all purposes of this Agreement to constitute part of the representations and warranties of Clayton under this Article IV. The information contained in the Clayton Disclosure Memorandum shall be deemed to be part of and qualify all representations and warranties contained in this Article IV and the covenants in Article V to the extent applicable. All information in each of the documents and other writings furnished to United pursuant to this Agreement or the Clayton Disclosure Memorandum is or will be true, correct and complete and does not and will not omit to state any fact necessary in order to make the statements therein not misleading. Clayton shall promptly provide United with written notification of any event, occurrence or other information necessary to maintain the Clayton Disclosure Memorandum and all other documents and writings furnished to United pursuant to this Agreement as true, correct and complete in all material respects at all times prior to and including the Closing. Clayton agrees that upon receipt of the Clayton Disclosure Memorandum, United shall have until June 23 to review the Clayton Disclosure Memorandum and to terminate this Agreement if for any reason in its sole discretion United believes that proceeding with the Merger in light of the contents of such memorandum would be detrimental to United.

          4.2  CORPORATE AND FINANCIAL.

               4.2.1 AUTHORITY. Subject to the approval of various state and federal regulators and Clayton Shareholders, the execution, delivery and performance of this Agreement and the other transactions contemplated or required in connection herewith will not, with or without the giving of notice or the passage of time, or both, (a) violate any provision of federal or state law applicable to Clayton, the violation of which could be reasonably expected to have a material adverse effect on the business, operations, properties, assets, financial condition or prospects of Clayton; (b) violate any provision of the articles of incorporation or bylaws of Clayton; (c) conflict with or result in a breach of any provision of, or termination of, or constitute a default under any instrument, license, agreement, or commitment to which Clayton is a party, which, singly or in the aggregate, could reasonably be expected to have a material adverse effect on the business, operations, properties, assets, financial condition or prospects of Clayton; or (d) constitute a violation of any order, judgment or decree to which Clayton is a party, or by which Clayton or any of its assets or properties are bound. Assuming this Agreement constitutes the valid and binding obligation of United, this Agreement constitutes the valid and binding obligation of Clayton, and is enforceable in accordance with its terms, except as limited by laws affecting creditors' rights generally and by the discretion of courts to compel specific performance.

               4.2.2 CORPORATE STATUS. Clayton is a business corporation duly organized, validly existing and in good standing under the laws of the state of Georgia and has no direct or indirect subsidiaries other than Clayton Bank. Clayton Bank is a banking corporation duly organized and validly existing under the laws of the State of Georgia. Clayton and Clayton Bank have all of the requisite corporate power and authority and are entitled to own or lease their respective properties and assets and to carry on their respective businesses as and in the places where such properties or assets are now owned, leased or operated and such businesses are now conducted.

               4.2.3 CAPITAL STRUCTURE. (a) Clayton has an authorized capital stock consisting of 10,000,000 shares, $1.00 par value of common stock, of which 400,691 shares of common stock are issued and outstanding as of the date hereof, and 5,000,000 shares, $1.00 par value of special stock, none of which is issued and outstanding. Clayton Bank has an authorized capital stock consisting solely of 5,000,000 shares of Common Stock, par value $2.00 ("Clayton Bank Stock"), of which 1 share is issued and outstanding as of the date hereof. All of the outstanding shares of Clayton Stock and Clayton Bank stock are duly and validly issued, fully paid and non-assessable and were offered, issued and sold in compliance with all applicable federal and state securities laws. No person has any right of rescission or claim for damages under federal or state securities laws with respect to the issuance of any shares of Clayton Stock or Clayton Bank Stock previously issued. None of the shares of Clayton Stock or Clayton Bank Stock has been issued in violation of any preemptive or other rights of its shareholders. All of the issued and outstanding shares of Clayton Bank Stock are owned by Clayton.

               (b) Except as set forth in the Clayton Disclosure Memorandum, Clayton does not have outstanding any securities which are either by their terms or by contract convertible or exchangeable into capital stock of Clayton, or any other securi-ties or debt, of Clayton, or any preemptive or similar rights to subscribe for or to purchase, or any options or warrants or agreements or understandings for the purchase or the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock or securities


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
convertible into its capital stock. Clayton is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire, or to register, any shares of its capital stock.

               (c) There is no agreement, arrangement or under-standing to which Clayton is a party restricting or otherwise relating to the transfer of any shares of capital stock of Clayton.

               (d) All shares of common stock or other capital stock, or any other securities or debt, of Clayton, which have been purchased or redeemed by Clayton have been purchased or redeemed in accordance with all applicable federal, state and local laws, rules, and regulations, including, without limitation, all federal and state securities laws and rules and regulations of any securities exchange or system on which such stock, securities or debt are, or at such time were, traded, and no such purchase or redemption has resulted or will, with the giving of notice or lapse of time, or both, result in a default or acceleration of the maturity of, or otherwise modify, any agreement, note, mortgage, bond, security agreement, loan agreement or other contract or commitment of Clayton.

          4.2.4 CORPORATE RECORDS. The stock records and minute books of Clayton, whether heretofore or hereafter furnished or made available to United by Clayton, (a) fully and accurately reflect all issuances, transfers and redemptions of the Common Stock, (b) correctly show the record addresses and the number of shares of such stock issued and outstanding on the date hereof held by the shareholders of Clayton, (c) correctly show all corporate action taken by the directors and shareholders of Clayton (including actions taken by consent without a meeting) and (d) contain true and correct copies or originals of the respective articles of incorporation and all amendments thereto, bylaws as amended and currently in force, and the minutes of all meetings or consent actions of its directors and shareholders.
No resolutions, regulations or bylaws have been passed, enacted, consented to or adopted by such directors or shareholders except those contained in the minute books. All corporate records have been maintained in accordance with all applicable statutory requirements and are complete and accurate.

          4.2.5 TAX RETURNS; TAXES. (a) Clayton has duly filed (i) all required federal and state tax returns and reports, and (ii) all required returns and reports of other governmental units having jurisdiction with respect to taxes imposed upon its income, properties, revenues, franchises, operations or other assets or taxes imposed which might create a material lien or encumbrance on any of such assets or affect materially and adversely its business or operations. To the knowledge of the officers of Clayton (the "Clayton Management"), such returns or reports are, and when filed will be, true, complete and correct, and Clayton has paid, to the extent such taxes or other governmental charges have become due, all taxes and other governmental charges set forth in such returns or reports. To the knowledge of the Clayton Management, all federal, state and local taxes and other governmental charges paid or payable by Clayton have been paid, or have been accrued or reserved on its books in accordance with generally accepted accounting principles applied on a basis consistent with prior periods. To the


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knowledge of the Clayton Management, adequate reserves for the payment of taxes have been established on the books of Clayton for all periods through the date hereof, whether or not due and payable and whether or not disputed. Until the Closing Date, Clayton shall continue to provide adequate reserves for the payment of expected tax liabilities in accordance with generally accepted accounting principles applied on a basis consistent with prior periods. Clayton has not received any notice of a tax deficiency or assessment of additional taxes of any kind and, to the knowledge of the Clayton Management, there is no threatened claim against Clayton, or to the knowledge of the Clayton Management, any basis for any such claim, for payment of any additional federal, state, local or foreign taxes for any period prior to the date of this Agreement in excess of the accruals or reserves with respect to any such claim shown in the 1996 Clayton Financial Statements described in Section 4.2.6 below or disclosed in the notes with respect thereto. There are no waivers or agreements by Clayton for the extension of time for the assessment of any taxes. The federal income tax returns of Clayton have not been examined by the Internal Revenue Service for any period since January 1, 1993.

          (b) Except as set forth in the Clayton Disclosure Memorandum, to the knowledge of the Clayton Management, proper and accurate amounts have been withheld by Clayton from its employees for all periods in full and complete compliance with the tax withholding provisions of applicable federal, state and local tax laws, and proper and accurate federal, state and local tax returns have been filed by Clayton for all periods for which returns were due with respect to withholding, social security and unemployment taxes, and the amounts shown thereon to be due and payable have been paid in full.

          4.2.6 FINANCIAL STATEMENTS. Clayton has delivered to United true, correct and complete copies of (i) the audited financial statements of Clayton for the years ended December 31, 1994, 1995 and 1996, including balance sheets, statements of income, statements of shareholders' equity, statements of cash flows and related notes (the audited financial statements for the year ended December 31, 1996 being referred to as the "1996 Clayton Financial Statements") and (ii) unaudited financial statements of Clayton for the period ended March 31, 1997, including a balance sheet, statement of income and related notes. All of such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied and present fairly the assets, liabilities and financial condition of Clayton as of the dates indicated therein and the results of its operations for the respective periods then ended.

          4.2.7 REGULATORY REPORTS. Clayton has made available to United for review and inspection the year-end Report of Condition and year-end Report of Income and Dividends as filed by Clayton Bank with the Federal Deposit Insurance Corporation (the "FDIC") for each of the three years ended December 31, 1996, 1995 and 1994, together with all such other reports filed for the same three-year period with the FDIC, and the Department of Banking and Finance of the State of Georgia (the "Department of Banking"), and other applicable regulatory agencies and the Form F.R. Y-6 filed by Clayton with the Board of Governors of the Federal Reserve System (the "Federal Reserve") for each of the three years ended December 31, 1996, 1995 and 1994 (collectively,


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
the "Clayton Reports"). All of the Clayton Reports, as amended, have been prepared in accordance with applicable rules and regulations applied on a basis consistent with prior periods and contain in all material respects all information required to be presented therein in accordance with such rules and regulations.

          4.2.8 ACCOUNTS. The Clayton Disclosure Memorandum contains a list of each and every bank and other institution in which Clayton maintains an account or safety deposit box, the ac-count numbers, and the names of all persons who are presently authorized to draw thereon, have access thereto or give in-structions regarding distribution of funds or assets therein.

          4.2.9 NOTES AND OBLIGATIONS. (a) Except as set forth in the Clayton Disclosure Memorandum or as provided for in the loss reserve described in subsection (b) below, all notes receivable or other obligations owned by Clayton or due to it shown in the 1996 Clayton Financial Statements and any such notes receivable and obligations on the date hereof and on the Closing Date are and will be genuine, legal, valid and collectible obligations of the respective makers thereof and are not and will not be subject to any offset or counterclaim. Except as set forth in subsection (b) below, all such notes and obligations are evidenced by written agreements, true and correct copies of which will be made available to United for examination prior to the Closing Date. All such notes and obligations were entered into by Clayton in the ordinary course of its business and in compliance with all applicable laws and regulations.

          (b) Clayton has established a loss reserve in the 1996 Clayton Financial Statements and as of the date of this Agreement and will establish a loan loss reserve as of the Closing Date which is adequate to cover anticipated losses which might result from such items as the insolvency or default of borrowers or obligors on such loans or obligations, defects in the notes or evidences of obligation (including losses of original notes or instruments), offsets or counterclaims properly chargeable to such reserve, or the availability of legal or equitable defenses which might preclude or limit the ability of Clayton to enforce the note or obligation, and the representations set forth in subsection (a) above are qualified in their entirety by the aggregate of such loss reserve. Except as described in the Clayton Disclosure Memorandum, at the Closing Date, the ratio of the loss reserve, established on such date in good faith by Clayton, to total loans outstanding at such time shall not exceed the ratio of the loan loss reserve to the total loans outstanding as reflected in the 1996 Clayton Financial Statements, established on or before such date in good faith by Clayton, in accordance with generally accepted accounting principles.

          4.2.10 LIABILITIES. Clayton has no debt, liability or obligation of any kind required to be shown pursuant to generally accepted accounting principles on the consolidated balance sheet of Clayton, whether accrued, absolute, known or unknown, contingent or otherwise, including, but not limited to
(a) liability or obligation on account of any federal, state or local taxes or penalty, interest or fines with respect to such taxes, (b) liability arising from or by virtue of the distri-bution, delivery or other transfer or disposition of goods, personal property or services of any type, kind or variety, (c) unfunded liabilities with respect to any pension, profit sharing or employee stock ownership plan, whether operated by Clayton or any other entity covering employees of Clayton, or (d) environmental liabilities, except (i) those reflected in the 1996 Clayton Financial Statements, and (ii) as disclosed in the Clayton Disclosure Memorandum.

          4.2.11 ABSENCE OF CHANGES. Except as specifically provided for in this Agreement or specifically set forth in the Clayton Disclosure Memorandum, since December 31, 1996:

          (a) there has been no change in the business, assets, liabilities, results of operations or financial condition of Clayton, or in any of its relationships with customers, employees, lessors or others, other than changes in the ordinary course of business, none of which individually or in the aggregate has had, or which the Clayton Management believes may have, a material adverse effect on such businesses or properties;

          (b) there has been no material damage, destruction or loss to the assets, properties or business of Clayton, whether or not covered by insurance, which has had, or which the Clayton
Management believes may have, an adverse effect thereon;

          (c) the business of Clayton has been operated in the ordinary course, and not otherwise;

          (d) the properties and assets of Clayton used in its business have been maintained in good order, repair and condition, ordinary wear and tear excepted;

          (e) the books, accounts and records of Clayton have been maintained in the usual, regular and ordinary manner;

          (f) there has been no declaration, setting aside or payment of any dividend or other distribution on or in respect of the capital stock of Clayton;

          (g) there has been no increase in the compensation or in the rate of compensation or commissions payable or to become payable by Clayton to any director or executive officer, or to any employee earning $25,000 or more per annum, or any general increase in the compensation or in the rate of compensation payable or to become payable to employees of Clayton earning less than $25,000 per annum ("general increase" for the purpose hereof meaning any increase generally applicable to a class or group of employees, but not including increases granted to individual employees for merit, length of service, change in position or responsibility or other reasons applicable to specific employees and not generally to a class or group thereof), or any director, officer, or employee hired at a salary in excess of $25,000 per annum, or any increase in any payment of or commitment to pay any bonus, profit sharing or other extraordinary compensation to any employee;

          (h) there has been no change in the articles of incorporation or bylaws of Clayton;

          (i) there has been no labor dispute, unfair labor practice charge or employment discrimination charge, nor, to the knowledge of Clayton, any organizational effort by any union, or institution or threatened institution, of any effort, complaint or other proceeding in connection therewith, involving Clayton, or affecting its operations;

          (j) there has been no issuance, sale, repurchase, acquisition, or redemption by Clayton of any of its capital stock, bonds, notes, debt or other securities, and there has been no modification or amendment of the rights of the holders of any outstanding capital stock, bonds, notes, debt or other securities thereof;

          (k) there has been no mortgage, lien or other encumbrance or security interest (other than liens for current taxes not yet due or purchase money security interests arising in the ordinary course of business) created on or in (including without limitation, any deposit for security consisting of) any asset or assets of Clayton or assumed by it with respect to any asset or assets;

          (l) there has been no indebtedness or other liability or obligation (whether absolute, accrued, contingent or otherwise) incurred by Clayton which would be required to be reflected on a balance sheet of Clayton prepared as of the date hereof in accordance with generally accepted accounting principles applied on a consistent basis, except as incurred in the ordinary course of business;

          (m) no obligation or liability of Clayton has been discharged or satisfied, other than in the ordinary course of business;

          (n) there have been no sales, transfers or other dispositions of any asset or assets of Clayton, other than sales in the ordinary course of business; and

          (o) there has been no amendment, termination or waiver of any right of Clayton under any contract or agreement or governmental license, permit or permission which has had or may have an adverse effect on its business or properties.

          4.2.12 LITIGATION AND PROCEEDINGS. Except as set forth on the Clayton Disclosure Memorandum, there are no actions, decrees, suits, counterclaims, claims, proceedings or governmental actions or investigations, pending or, to the knowledge of Clayton, threatened against, by or affecting Clayton, or any officer, director, employee or agent in such person's capacity as an officer, director, employee or agent of Clayton or relating to the business or affairs of Clayton, in any court or before any arbitrator or governmental agency, and no judgment, award, order or decree of any nature has been rendered against or with respect thereto by any agency, arbitrator, court, commission or other authority, nor does Clayton have any unasserted contingent liabilities which might have an adverse effect on its assets or on the operation of its businesses or which might prevent or impede the consummation of the transactions contemplated by this Agreement.

          4.2.13 PROXY MATERIALS. Neither the Clayton Proxy Materials nor other materials furnished by Clayton to the Clayton shareholders in connection with the transactions contemplated by this Agreement or the Merger Agreement, or in any amendments thereof or supplements thereto, will, at the times such documents are distributed to the holders of shares of Clayton Stock and through the acquisition of shares of Clayton Stock by United pursuant to the Merger, contain with respect to Clayton any untrue statement of a material fact or omit to state any information required to be stated therein or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made with respect to Clayton, not misleading.

     4.3  BUSINESS OPERATIONS.

          4.3.1 CUSTOMERS. Clayton has no knowledge of any presently existing facts which could reasonably be expected to result in the loss of any material borrower or depositor or in Clayton's inability to collect amounts due therefrom or to return funds deposited thereby, except as set forth on the Clayton Disclosure Memorandum.

          4.3.2 PERMITS; COMPLIANCE WITH LAW. (a) Clayton has all permits, licenses, approvals, authorizations and registrations under all federal, state, local and foreign laws required for Clayton to carry on its business as presently conducted, and all of such permits, licenses, approvals, authorizations and registrations are in full force and effect, and no suspension or cancellation of any of them is pending or, to the knowledge of Clayton, threatened.

          (b) Clayton has complied with all laws, regulations, and orders applicable to it or its business, except for any non-compliance which would not have a material adverse effect on Clayton. The Clayton Disclosure Memorandum contains a list of any known violations of such laws, regulations, ordinances or rules by any present officer, director, or employee of Clayton which occurred since December 31, 1991, and which resulted in any order, proceeding, judgment or decree which would be required to be disclosed pursuant to Item 401(f) of Regulation S-K promulgated by the Securities and Exchange Commission if Clayton had been subject to the reporting requirements under the 1933 Act or the Securities Exchange Act of 1934. No past violation of any such law, regulation, ordinance or rule has occurred which could impair the right or ability of Clayton to conduct its business.

          (c) Except as set forth in the Clayton Disclosure Memorandum, no notice or warning from any governmental authority with respect to any failure or alleged failure of Clayton to comply in any respect with any law, regulation or order has been received, nor is any such notice or warning proposed or, to the knowledge of Clayton, threatened.

          4.3.3 ENVIRONMENTAL. (a) Except as set forth in the Clayton Disclosure Memorandum, Clayton

               (i)  has not caused or permitted, and has no
          knowledge of any claim regarding the environmental condition of the property or the generation, manufacture, use, or handling or the release or presence of, any hazardous substances or hazardous wastes, including petroleum, on, in, under or from any properties or facilities currently owned or leased by Clayton or adjacent to any properties so owned or leased; and

               (ii) has complied in all material respects with, and has kept all records and made all filings or reports required by, and is otherwise in compliance with all applicable federal, state and local laws, regulations, orders, permits and licenses relating to the generation, treatment, manufacture, use, handling, release or presence of any hazardous substances or hazardous wastes, including petroleum and asbestos, on, in, under or from any properties or facilities currently owned or leased by Clayton.

          (b) Except as set forth in the Clayton Disclosure Memorandum, neither Clayton nor any of its officers, directors, employees or agents, in the course of such individual's employ-ment by Clayton, has given advice with respect to, or participated in any respect in, the management or operation of any entity or concern whose business relates in any way to the generation, storage, handling, disposal, transfer, production, use or processing of hazardous substances or hazardous wastes, including petroleum, nor to Clayton's knowledge has Clayton foreclosed on any property on which there is a threatened release of any hazardous substances or hazardous wastes, including petroleum, or on which there has been such a release and full remediation has not been completed, or any property on which contained (non-released) hazardous substances or hazardous wastes, including petroleum, are or were located.

          (c) Except as set forth in the Clayton Disclosure Memorandum, neither Clayton, nor any of its officers, directors, employees, or agents, is aware of, has been told of, or has observed, the presence of any hazardous substance or hazardous wastes, including petroleum, on, in, under, or around property on which Clayton holds a legal or security interest, in violation of, or creating liability under, federal, state, or local environmental statutes, regulations, or ordinances.

          (d) The term hazardous substances or hazardous waste does not include those substances which are normally and reasonably used in connection with the occupancy or operation of office buildings (such as cleaning fluids, and supplies normally used in the day to day operation of business offices).

          4.3.4 INSURANCE. The Clayton Disclosure Memorandum contains a complete list and description (including the expira-tion date, premium amount and coverage thereunder) of all policies of insurance and bonds presently maintained by, or providing coverage for, Clayton or any of its officers, directors and employees, all of which are, and will be maintained through the Closing Date, in full force and effect, together with a complete list of all pending claims under any of such policies or bonds. All terms, obligations and provisions of each of such policies and bonds have been complied with, all premiums due thereon have been paid, and no notice of cancellation with respect thereto has been received. Except as set forth in the Clayton Disclosure Memorandum, such policies and bonds provide adequate coverage to insure the properties and businesses of Clayton and the activities of its officers, directors and employees against such risks and in such amounts as are prudent and customary. Clayton will not as of the Closing Date have any liability for premiums or for retrospective premium adjustments for any period prior to the Closing Date. Clayton has heretofore made, or will hereafter make, available to United a true, correct and complete copy of each insurance policy and bond in effect since January 1, 1991 with respect to the business and affairs of Clayton.

     4.4  PROPERTIES AND ASSETS.

          4.4.1 CONTRACTS AND COMMITMENTS. The Clayton Disclosure Memorandum contains a list identifying and briefly describing all written contracts, purchase orders, agreements, security deeds, guaranties or commitments to which Clayton is a party or by which it may be bound involving the payment or receipt, actual or contingent, of more than $25,000 or having a term or requiring performance over a period of more than ninety
(90) days. Each such contract, agreement, guaranty and commitment of Clayton is in full force and effect and is valid and enforceable in accordance with its terms, and constitutes a legal and binding obligation of the respective parties thereto and is not the subject of any notice of default, termination, partial termination or of any ongoing, pending, completed or threatened investigation, inquiry or other proceeding or action that may give rise to any notice of default, termination or partial termination. Clayton has complied in all material respects with the provisions of such contracts, agreements, guaranties and commitments. A true and complete copy of each such document has been or will be made available to United for examination.

          4.4.2 LICENSES; INTELLECTUAL PROPERTY. Clayton has all patents, trademarks, trade names, service marks, copyrights, trade secrets and know-how reasonably necessary to conduct its business as presently conducted and, except as described in the Clayton Disclosure Memorandum, Clayton is not a party, either as licensor or licensee, to any agreement for any patent, process, trademark, service mark, trade name, copyright, trade secret or other confidential information and there are no rights of third parties with respect to any trademark, service mark, trade secrets, confidential information, trade name, patent, patent application, copyright, invention, device or process owned or used by Clayton or presently expected to be used by either of them in the future. All patents, copyrights, trademarks, service marks, trade names, and applications therefor or registrations thereof, owned or used by Clayton, are listed in the Clayton Disclosure Memorandum. Clayton has complied with all applicable laws relating to the filing or registration of "fictitious names" or trade names.

          4.4.3 PERSONAL PROPERTY. Clayton has good and marketable title to all of its personalty, tangible and intangible, reflected in the 1996 Clayton Financial Statements (except as since sold or otherwise disposed of by it in the ordinary course of business), free and clear of all encumbrances, liens or charges of any kind or character, except (i) those referred to in the notes to the 1996 Clayton Financial Statements as securing specified liabilities (with respect to which no default exists or, to the knowledge of Clayton, is claimed to exist), (ii) those described in the Clayton Disclosure Memorandum and (iii) liens for taxes not due and payable.

          4.4.4 CLAYTON LEASES. (a) All leases (the "Clayton Leases") pursuant to which Clayton is lessor or lessee of any real or personal property (such property, the "Leased Property") are valid and enforceable in accordance with their terms; there is not under any of the Clayton Leases any default or, to the knowledge of Clayton, any claimed default by Clayton, or event of default or event which with notice or lapse of time, or both, would constitute a default by Clayton and in respect of which adequate steps have not been taken to prevent a default on its part from occurring.

          (b) The copies of the Clayton Leases heretofore or hereafter furnished or made available by Clayton to United are true, correct and complete, and the Clayton Leases have not been modified in any respect other than pursuant to amendments, copies of which have been concurrently delivered or made available to United, and are in full force and effect in accordance with their terms.

          (c) Except as set forth in the Clayton Disclosure Memorandum, there are no contractual obligations, agreements in principle or present plans for Clayton to enter into new leases of real property or to renew or amend existing Clayton Leases prior to the Closing Date.

          4.4.5 REAL PROPERTY. (a) Clayton does not own any interest in any real property (other than as lessee) except as set forth in the Clayton Disclosure Memorandum (such properties being referred to herein as "Clayton Realty"). Except as disclosed in the Clayton Disclosure Memorandum, Clayton has good title to the Clayton Realty and the titles to the Clayton Realty are covered by title insurance policies providing coverage in the amount of the original purchase price, true, correct and complete copies of which have been or will be furnished to United with the Clayton Disclosure Memorandum. Clayton has not encumbered the Clayton Realty since the effective dates of the respective title insurance policies.

          (b) Except as set forth in the Clayton Disclosure Memorandum, the interests of Clayton in the Clayton Realty and in and under each of the Clayton Leases are free and clear of any and all liens and encumbrances and are subject to no present claim, contest, dispute, action or, to the knowledge of Clayton, threatened action at law or in equity.

          (c) The present and past use and operations of, and improvements upon, the Clayton Realty and all real properties leased by Clayton (the "Clayton Leased Real Properties") are in compliance in all material respects with all applicable building, fire, zoning and other applicable laws, ordinances and regulations and with all deed restrictions of record, no notice of any violation or alleged violation thereof has been received, and to the knowledge of Clayton there are no proposed changes therein that would affect the Clayton Realty, the Clayton Leased Real Properties or their uses.

          (d) Except as set forth in the Clayton Disclosure Memorandum, no rent has been paid in advance and no security deposit has been paid by, nor is any brokerage commission payable by or to, Clayton with respect to any Lease pursuant to which it is lessor or lessee.

          (e) Clayton is not aware of any proposed or pending change in the zoning of, or of any proposed or pending condemnation proceeding with respect to, any of the Clayton Realty or the Clayton Leased Real Properties which may adversely affect the Clayton Realty or the Clayton Leased Real Properties or the current or currently contemplated use thereof.

          (f) The buildings and structures owned, leased or used by Clayton are, taken as a whole, in good operating order (except for ordinary wear and tear), usable in the ordinary course of business, and are sufficient and adequate to carry on the business and affairs of Clayton.

     4.5  EMPLOYEES AND BENEFITS.

          4.5.1 DIRECTORS OR OFFICERS OF OTHER CORPORATIONS. Except as set forth in the Clayton Disclosure Memorandum, no director, officer, or employee of Clayton serves, or in the past five years has served, as a director or officer of any other corporation on behalf of or as a designee of Clayton or any of its subsidiaries.

          4.5.2 EMPLOYEE BENEFITS. (a) Except as set forth in the Clayton Disclosure Memorandum, Clayton does not provide and is not obligated to provide, directly or indirectly, any benefits for employees, including, without limitation, any pension, profit sharing, stock option, retirement bonus, hospitalization, medical, insurance, vacation or other employee benefits under any practice, agreement or understanding.

          (b) The Clayton Disclosure Memorandum lists separately any employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") sponsored by Clayton (collectively, "ERISA Plans"). True, correct and complete copies of all ERISA Plans and, to the extent applicable, all related trust agreements, insurance contracts, summary plan descriptions, Internal Revenue Service determination letters and filings, the past three years of actuarial reports and valuations, annual reports and Form 5500 filings (including attachments), and any other related documents requested by United or its counsel have been, or prior to the Closing Date will be, made available to United.

          (c) Clayton is not currently and has never been in the past required to contribute to a multiemployer plan as defined in
Section 3(37)(A) of ERISA. Clayton does not maintain or contribute to, nor within the past six years has it maintained or contributed to, an employee pension benefit plan as defined in
Section 3(2) of ERISA that is or was subject to Title IV of ERISA.

          (d) Each ERISA Plan has been operated and administered in all material respects in accordance with, and has been amended to comply with (unless such amendment is not yet required), all applicable laws, rules and regulations, including, without limitation, ERISA, the Internal Revenue Code of 1986, as amended ("Code"), and the regulations issued under ERISA and the Code. With respect to each ERISA Plan, other than routine claims for benefits submitted in the ordinary course of the benefits process, no litigation or administrative or other proceeding is pending or, to the knowledge of Clayton, threatened involving such ERISA Plan or any of its fiduciaries. With respect to each

ERISA Plan, neither Clayton nor any of its directors, officers, employees or agents, nor to Clayton's knowledge, any "party in interest" or "disqualified person" (as such terms are defined in Section 3(14) of ERISA and Section 4975 of the Code) has been engaged in or been a party to any transaction relating to the ERISA Plan which would constitute a breach of fiduciary duty under ERISA or a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code), unless such transaction is specifically permitted under Sections 407 or 408 of ERISA, Section 4975 of the Code or a class or administrative exemption issued by the Department of Labor. Each ERISA Plan that is a group health plan within the meaning of
Section 607(l) of ERISA and Section 4980B of the Code is in material compliance with the continuation coverage requirements of Section 501 of ERISA and Section 4980B of the Code.

          (e) Of the ERISA Plans, the "employee pension benefit plans" within the meaning of Section 3(2) of ERISA (collectively, the Employee Pension Benefit Plans") are separately identified on the Clayton Disclosure Memorandum. With respect to each Employee Pension Benefit Plan, except as set forth on the Clayton Disclosure Memorandum: (i) such Employee Pension Benefit Plan constitutes a qualified plan within the meaning of Section 401(a) of the Code and the trust is exempt from federal income tax under
Section 501(a) of the Code; (ii) all contributions required by such plan have been made or will be made on a timely basis; and
(iii) no termination, partial termination or discontinuance of contributions has occurred without a determination by the IRS that such action does not affect the tax-qualified status of such plan.

          (f) As of the Closing Date, with respect to each ERISA Plan, Clayton will have provided adequate reserves, or insurance or qualified trust funds, to provide for all payments and contributions required, or reasonably expected to be required, to be made under the provisions of such ERISA Plan or required to be made under applicable laws, rules and regulations, with respect to any period prior to the Closing Date to the extent reserves are required under generally accepted accounting principles, based on an actuarial valuation satisfactory to the actuaries of Clayton representing a projection of claims expected to be incurred under such ERISA Plan.

          (g) Except as disclosed on the Clayton Disclosure Memorandum, Clayton does not provide and has no obligation to provide benefits, including, without limitation, death, health or medical benefits (whether or not insured) with respect to current or former employees of Clayton beyond their retirement or other termination of service with Clayton other than (i) coverage mandated by applicable Law, (ii) benefits under the Employee Pension Benefit Plans, or (iii) benefits the full cost of which is borne by the current or former employee or his beneficiary.

          (h) Neither this Agreement nor any transaction contemplated hereby will (i) entitle any current or former employee, officer or director of Clayton to severance pay, unemployment compensation or any similar or other payment, or
(ii) accelerate the time of payment or vesting of, or increase the amount of compensation or benefits due any such employee, officer or director.

          4.5.3 LABOR-RELATED MATTERS. Except as described in the Clayton Disclosure Memorandum, Clayton is not, and has not been, a party to any collective bargaining agreement or agreement of any kind with any union or labor organization or to any agreement with any of its employees which is not terminable at will or upon ninety (90) days notice at the election of, and without cost or penalty to, Clayton. Clayton has not received at any time in the past five (5) years, any demand for recognition from any union, and no attempt has been made, or will have been made as of the Closing Date, to organize any of its employees. Clayton has complied in all material respects with all obliga-tions under the National Labor Relations Act, as amended, the Age Discrimination in Employment Act, as amended, and all other federal, state and local labor laws and regulations applicable to employees. There are no unfair labor practice charges pending or threatened against Clayton, and there are, and in the past three
(3) years there have been, no charges, complaints, claims or proceedings, no slowdowns or strikes pending or threatened against, or involving, as the case may be, Clayton with respect to any alleged violation of any legal duty (including but not limited to any wage and hour claims, employment discrimination claims or claims arising out of any employment relationship) by Clayton as to any of its employees or as to any person seeking employment therefrom, and no such violations exist.

          4.5.4 RELATED PARTY TRANSACTIONS. Except for (a) loans and extensions of credit made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by Clayton with other persons who are not affiliated with Clayton, and which do not involve more than the normal risk of repayment or present other unfavorable features, (b) deposits, all of which are on terms and conditions identical to those made available to all customers of Clayton at the time such deposits were entered into, and (c) transactions specifically described in the Clayton Disclosure Memorandum, there are no contracts with or commitments to present or former 5% or greater shareholders, directors, officers, or employees involving the expenditure after December 31, 1991 of more than $60,000 as to any one individual, including with respect to any business directly or indirectly controlled by any such person, or $100,000 for all such contracts or commitments in the aggregate for all such individuals (other than contracts or commitments relating to services to be performed by any officer, director or employee as a currently-employed employee of Clayton).

     4.6  OTHER MATTERS.

          4.6.1 REGULATORY REPORTS. Clayton will make available to United for review and inspection all applications, reports or other documents filed by it for each of its past three full fiscal years with any regulatory or governmental agencies. All of such applications, reports and other documents have been prepared in accordance with applicable rules and regulations of the regulatory agencies with which they were filed.

          4.6.2 APPROVALS, CONSENTS AND FILINGS. Except for the approval of the Federal Reserve and the Department of Banking, or as set forth in the Clayton Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby or thereby will (a) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, or (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Clayton, or any of Clayton's assets.

          4.6.3 DEFAULT. (a) Except for those consents described in or set forth pursuant to Section 4.6.2 above, neither the execution of this Agreement nor consummation of the transactions contemplated herein (i) constitutes a breach of or default under any contract or commitment to which Clayton is a party or by which Clayton or its properties or assets are bound,
(ii) does or will result in the creation or imposition of any security interest, lien, encumbrance, charge, equity or restriction of any nature whatsoever in favor of any third party upon any assets of Clayton, or (iii) constitutes an event permitting termination of any agreement or the acceleration of any indebtedness of Clayton.

          (b) Clayton is not in default under its articles of incorporation or bylaws or under any term or provision of any security deed, mortgage, indenture or security agreement or of any other contract or instrument to which Clayton is a party or by which it or any of its property is bound.

          4.6.4 REPRESENTATIONS AND WARRANTIES. No repre-sentation or warranty contained in this Article IV or in any written statement delivered by or at the direction of Clayton pursuant hereto or in connection with the transactions contem-plated hereby contains or shall contain any untrue statement, nor shall such representations and warranties taken as a whole omit any statement necessary in order to make any statement not misleading. Copies of all documents that have been or will be furnished to United in connection with this Agreement or pursuant hereto are or shall be true, correct and complete.

                            ARTICLE V

          CONDUCT OF BUSINESS OF CLAYTON PENDING CLOSING

          Except as expressly otherwise provided herein, Clayton covenants and agrees that, without the prior written consent of United, between the date hereof and the Closing Date:

          5.1 CONDUCT OF BUSINESS. Clayton will conduct its business only in the ordinary course, without the creation of any indebtedness for borrowed money (other than deposit and similar accounts and customary credit arrangements between banks in the ordinary course of business).

          5.2 MAINTENANCE OF PROPERTIES. Clayton will maintain its properties and assets in good operating condition, ordinary wear and tear excepted.

          5.3 INSURANCE. Clayton will maintain and keep in full force and effect all of the insurance referred to in Section
4.3.4(b) hereof or other insurance equivalent thereto in all material respects.

          5.4 CAPITAL STRUCTURE. No change will be made in the authorized or issued capital stock or other securities of

Clayton, and Clayton will not issue or grant any right or option to purchase or otherwise acquire any of the capital stock or other securities of Clayton.

          5.5 DIVIDENDS. No dividend, distribution or payment will be declared or made in respect to the Clayton Stock and Clayton will not, directly or indirectly, redeem, purchase or otherwise acquire any of its capital stock.

          5.6  AMENDMENT OF ARTICLES; CORPORATE EXISTENCE.
Clayton will not amend its articles of incorporation or bylaws, and Clayton will maintain its corporate existence and powers.

          5.7 NO ACQUISITIONS. Clayton shall not acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other entity or division thereof or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to it.

          5.8 NO DISPOSITIONS. Clayton will not sell, mortgage, lease, buy or otherwise acquire, transfer or dispose of any real property or interest therein (except for sales in the ordinary course of business) and Clayton will not, except in the ordinary course of business, sell or transfer, mortgage, pledge or subject to any lien, charge or other encumbrance any other tangible or intangible asset.

          5.9 BANKING ARRANGEMENTS. No change will be made in the banking and safe deposit arrangements referred to in Section
4.2.8 hereof.

          5.10 CONTRACTS. Except for renewals of existing contracts in effect as of the date hereof, or entering into a contract for the purpose of substituting a vendor under any such existing contract, Clayton will not enter into any contract of the kind described in Section 4.4.1 hereof.

          5.11 BOOKS AND RECORDS.  The books and records of
Clayton will be maintained in the usual, regular and ordinary course.

          5.12 ADVICE OF CHANGES. Clayton shall promptly advise United orally and in writing of any change or event having, or which the Clayton Management believes could have, a material adverse effect on the assets, liabilities, business, operations or financial condition of Clayton.

                            ARTICLE VI

             REPRESENTATIONS AND WARRANTIES OF UNITED

          As an inducement to Clayton to enter into this Agreement and to consummate the transactions contemplated hereby, United represents, warrants, covenants and agrees as follows:

          6.1 UNITED DISCLOSURE MEMORANDUM. By June 19, United will deliver to Clayton a memorandum (the "United Disclosure Memorandum") containing certain information regarding United as indicated at various places in this Agreement. All information set forth in the United Disclosure Memorandum or in documents incorporated by reference in the United Disclosure Memorandum is true, correct and complete, does not omit to state any fact necessary in order to make the statements therein not misleading, and shall be deemed for all purposes of this Agreement to constitute part of the representations and warranties of United under this Article VI. The information contained in the United Disclosure Memorandum shall be deemed to be part of and qualify all representations and warranties contained in this Article VI and the covenants in Article VII to the extent applicable. All information in each of the documents and other writings furnished to Clayton pursuant to this Agreement or the United Disclosure Memorandum is or will be true, correct and complete and does not and will not omit to state any fact necessary in order to make the statements therein not misleading. United shall promptly provide Clayton with written notification of any event, occurrence or other information necessary to maintain the United Disclosure Memorandum and all other documents and writings furnished to Clayton pursuant to this Agreement as true, correct and complete in all material respects at all times prior to and including the Closing. United agrees that upon receipt of the United Disclosure Memorandum, Clayton shall have until June 23 to review the United Disclosure Memorandum and to terminate this Agreement if for any reason in its sole discretion Clayton believes that proceeding with the Merger in light of the contents of such memorandum would be detrimental to Clayton.

     6.2  CORPORATE AND FINANCIAL.

          6.2.1 AUTHORITY. Subject to the approval of various state and federal regulators, the execution, delivery and performance of this Agreement and the other transactions contemplated or required in connection herewith will not, with or without the giving of notice or the passage of time, or both, (a) violate any provision of federal or state law applicable to United, the violation of which could be reasonably expected to have a material adverse effect on the business, operations, properties, assets, financial condition or prospects of United;
(b) violate any provision of the articles of incorporation or bylaws of United; (c) conflict with or result in a breach of any provision of, or termination of, or constitute a default under any instrument, license, agreement, or commitment to which United is a party, which, singly or in the aggregate, could reasonably be expected to have a material adverse effect on the business, operations, properties, assets, financial condition or prospects of United; or (d) constitute a violation of any order, judgment or decree to which United is a party, or by which United or any of its assets or properties are bound. Assuming this Agreement constitutes the valid and binding obligation of Clayton, this Agreement constitutes the valid and binding obligation of United, and is enforceable in accordance with its terms, except as limited by laws affecting creditors' rights generally and by the discretion of courts to compel specific performance.

          6.2.2 CORPORATE STATUS. United is a business corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and has no direct or indirect subsidiaries, which are material to United, other than United Community Bank, Blairsville, Georgia ("United Bank"), Towns County Bank, Hiawassee, Georgia ("Towns"), Peoples Bank of

Fannin County, Blue Ridge, Georgia ("Fannin"), White County Bank, Cleveland, Georgia ("White"), Carolina Community Bank, Murphy, North Carolina ("Carolina"), and United Family Finance Company, Blairsville, Georgia (the "Finance Company") (collectively the "United Subsidiaries.") The United Subsidiaries are banking corporations, except for the Finance Company, which is a business corporation, all of which are duly organized, validly existing and in good standing under the laws of the State of Georgia with respect to United Bank, Towns, Fannin, White, and the Finance Company, and the State of North Carolina with respect to Carolina. United and the United Subsidiaries are entitled to own or lease their respective properties and to carry on their respective businesses in the places where such properties are now owned, leased or operated and such businesses are now conducted.

          6.2.3 CAPITAL STRUCTURE. (a) United has an authorized capital stock consisting solely of 10,000,000 shares of common stock, par value $1.00 per share, of which 6,956,748 shares are issued and outstanding as of the date hereof including 140,000 deemed outstanding pursuant to United's prime plus 1/4% Convertible Subordinated Debentures due December 31, 2006 (the "2006 Debentures") and presently exercisable options to acquire 77,900 shares (the "Stock Options") and 10,000,000 shares of Preferred Stock, none of which is outstanding. All of the issued and outstanding shares of United Stock and the United Subsidiaries capital stock (the "United Subsidiaries Stock") is duly and validly issued, fully paid and nonassessable and was offered, issued and sold in compliance with all applicable federal or state securities laws. No person has any right of rescission or claim for damages under federal or state securities laws with respect to the issuance of shares of United Stock or any of the shares of United Subsidiaries Stock previously issued. None of the shares of United Stock has been issued in violation of the preemptive or other rights of any shareholder of United. None of the shares of the United Subsidiaries Stock was issued in violation of the preemptive or other rights of any shareholder of the United Subsidiaries. All of the issued and outstanding shares of the United Subsidiaries Stock are owned by United.

          (b) Except for the 2006 Debentures and the Stock Options and as set forth in the United Disclosure Memorandum, United does not have outstanding any securities which are either by their terms or by contract convertible or exchangeable into United Stock, or any other securities or debt, of United, or any preemptive or similar rights to subscribe for or to purchase, or any options or warrants or agreements or understandings for the purchase or the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock or securities convertible into its capital stock. United is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire, or to register, any shares of its capital stock.

          (c) There is no agreement, arrangement or under-standing to which United is a party restricting or otherwise relating to the transfer of any shares of United Stock.

          (d) All shares of common stock or other capital stock, or any other securities or debt, of United, which have been purchased or redeemed by United have been purchased or redeemed in accordance with all applicable federal, state and local laws, rules, and regulations, including, without limitation, all federal and state securities laws and rules and regulations of any securities exchange or system on which such stock, securities or debt are, or at such time were, traded, and no such purchase or redemption has resulted or will, with the giving of notice or lapse of time, or both, result in a default or acceleration of the maturity of, or otherwise modify, any agreement, note, mortgage, bond, security agreement, loan agreement or other contract or commitment of United.

          6.2.4 CORPORATE RECORDS. The stock records and minute books of United, whether heretofore or hereafter furnished or made available to Clayton by United, (a) fully and accurately reflect all issuances, transfers and redemptions of the Common Stock, (b) correctly show the record addresses and the number of shares of such stock issued and outstanding on the date hereof held by the shareholders of United, (c) correctly show all corporate action taken by the directors and shareholders of United (including actions taken by consent without a meeting) and
(d) contain true and correct copies or originals of the respective articles of incorporation and all amendments thereto, bylaws as amended and currently in force, and the minutes of all meetings or consent actions of its directors and shareholders.
No resolutions, regulations or bylaws have been passed, enacted, consented to or adopted by such directors or shareholders except those contained in the minute books. All corporate records have been maintained in accordance with all applicable statutory requirements and are complete and accurate.

          6.2.5 TAX RETURNS; TAXES. (a) United has duly filed (i) all required federal and state tax returns and reports, and (ii) all required returns and reports of other governmental units having jurisdiction with respect to taxes imposed upon its income, properties, revenues, franchises, operations or other assets or taxes imposed which might create a material lien or encumbrance on any of such assets or affect materially and adversely its business or operations. To the knowledge of the officers of United (the "United Management"), such returns or reports are, and when filed will be, true, complete and correct, and United has paid, to the extent such taxes or other governmental charges have become due, all taxes and other governmental charges set forth in such returns or reports. To the knowledge of the United Management, all federal, state and local taxes and other governmental charges paid or payable by United have been paid, or have been accrued or reserved on its books in accordance with generally accepted accounting principles applied on a basis consistent with prior periods. To the knowledge of the United Management, adequate reserves for the payment of taxes have been established on the books of United for all periods through the date hereof, whether or not due and payable and whether or not disputed. Until the Closing Date, United shall continue to provide adequate reserves for the payment of expected tax liabilities in accordance with generally accepted accounting principles applied on a basis consistent with prior periods. United has not received any notice of a tax deficiency or assessment of additional taxes of any kind and, to the knowledge of the United Management, there is no threatened claim against United, or to the knowledge of the United Management, any basis for any such claim, for payment of any additional federal, state, local or foreign taxes for any period prior to the date of this Agreement in excess of the accruals or reserves with respect to any such claim shown in the 1996 United Financial Statements described in Section 6.2.6 below or disclosed in the notes with respect thereto. There are no waivers or agreements by United for the extension of time for the assessment of any taxes. The federal income tax returns of United have not been examined by the Internal Revenue Service for any period since January 1, 1993.

          (b) Except as set forth in the United Disclosure Memorandum, to the knowledge of the United Management, proper and accurate amounts have been withheld by United from its employees for all periods in full and complete compliance with the tax withholding provisions of applicable federal, state and local tax laws, and proper and accurate federal, state and local tax re-turns have been filed by United for all periods for which returns were due with respect to withholding, social security and unemployment taxes, and the amounts shown thereon to be due and payable have been paid in full.

          6.2.6 FINANCIAL STATEMENTS. United has delivered to Clayton true, correct and complete copies of (i) the audited financial statements of United for the years ended December 31, 1994, 1995 and 1996, including balance sheets, statements of income, statements of shareholders' equity, statements of cash flows and related notes (the audited financial statements for the year ended December 31, 1996 being referred to as the "1996 United Financial Statements") and (ii) unaudited financial statements of United for the period ended March 31, 1997, including a balance sheet, statement of income and related notes. All of such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied and present fairly the assets, liabilities and financial condition of United as of the dates indicated therein and the results of its operations for the respective periods then ended.

          6.2.7     REGULATORY REPORTS. United has made
available to Clayton for review and inspection the year-end Report of Condition and year-end Report of Income and Dividends as filed by the United banking subsidiaries with the FDIC for each of the three years ended December 31, 1996, 1995 and 1994, together with all such other reports filed for the same three-year period with the FDIC, and the Department of Banking, and other applicable regulatory agencies and the Form F.R. Y-6 filed by United with the Federal Reserve for each of the three years ended December 31, 1996, 1995 and 1994 (collectively, the "United Reports"). All of the United Reports, as amended, have been prepared in accordance with applicable rules and regulations applied on a basis consistent with prior periods and contain in all material respects all information required to be presented therein in accordance with such rules and regulations.

          6.2.8 ACCOUNTS. The United Disclosure Memorandum contains a list of each and every bank and other institution in which United maintains an account or safety deposit box, the ac-count numbers, and the names of all persons who are presently authorized to draw thereon, have access thereto or give in-structions regarding distribution of funds or assets therein.

          6.2.9 NOTES AND OBLIGATIONS. (a) Except as set forth in the United Disclosure Memorandum or as provided for in the loss reserve described in subsection (b) below, all notes receivable or other obligations owned by United or due to it shown in the 1996 United Financial Statements and any such notes receivable and obligations on the date hereof and on the Closing Date are and will be genuine, legal, valid and collectible obligations of the respective makers thereof and are not and will not be subject to any offset or counterclaim. Except as set forth in subsection (b) below, all such notes and obligations are evidenced by written agreements, true and correct copies of which will be made available to Clayton for examination prior to the Closing Date. All such notes and obligations were entered into by United in the ordinary course of its business and in compliance with all applicable laws and regulations.

          (b) United has established a loss reserve in the 1996 United Financial Statements and as of the date of this Agreement and will establish a loan loss reserve as of the Closing Date which is adequate to cover anticipated losses which might result from such items as the insolvency or default of borrowers or obligors on such loans or obligations, defects in the notes or evidences of obligation (including losses of original notes or instruments), offsets or counterclaims properly chargeable to such reserve, or the availability of legal or equitable defenses which might preclude or limit the ability of United to enforce the note or obligation, and the representations set forth in subsection (a) above are qualified in their entirety by the aggregate of such loss reserve. Except as described in the United Disclosure Memorandum, at the Closing Date, the ratio of the loss reserve, established on such date in good faith by United, to total loans outstanding at such time shall not exceed the ratio of the loan loss reserve to the total loans outstanding as reflected in the 1996 United Financial Statements, established on or before such date in good faith by United, in accordance with generally accepted accounting principles.

          6.2.10 LIABILITIES. United has no debt, liability or obligation of any kind required to be shown pursuant to generally accepted accounting principles on the consolidated balance sheet of United, whether accrued, absolute, known or unknown, contingent or otherwise, including, but not limited to
(a) liability or obligation on account of any federal, state or local taxes or penalty, interest or fines with respect to such taxes, (b) liability arising from or by virtue of the distri-bution, delivery or other transfer or disposition of goods, personal property or services of any type, kind or variety, (c) unfunded liabilities with respect to any pension, profit sharing or employee stock ownership plan, whether operated by United or any other entity covering employees of United, or (d) environmental liabilities, except (i) those reflected in the 1996 United Financial Statements, and (ii) as disclosed in the United Disclosure Memorandum.

          6.2.11 ABSENCE OF CHANGES. Except as specifically provided for in this Agreement or specifically set forth in the United Disclosure Memorandum, since December 31, 1996:

          (a) there has been no change in the business, assets, liabilities, results of operations or financial condition of United, or in any of its relationships with customers, employees, lessors or others, other than changes in the ordinary course of business, none of which individually or in the aggregate has had, or which the United Management believes may have, a material adverse effect on such businesses or properties;

          (b) there has been no material damage, destruction or loss to the assets, properties or business of United, whether or not covered by insurance, which has had, or which the United
Management believes may have, an adverse effect thereon;

          (c) the business of United has been operated in the ordinary course, and not otherwise;

          (d) the properties and assets of United used in its business have been maintained in good order, repair and condition, ordinary wear and tear excepted;

          (e) the books, accounts and records of United have been maintained in the usual, regular and ordinary manner;

          (f) there has been no declaration, setting aside or payment of any dividend or other distribution on or in respect of the capital stock of United;

          (g) there has been no increase in the compensation or in the rate of compensation or commissions payable or to become payable by United to any director or executive officer, or to any employee earning $25,000 or more per annum, or any general increase in the compensation or in the rate of compensation payable or to become payable to employees of United earning less than $25,000 per annum ("general increase" for the purpose hereof meaning any increase generally applicable to a class or group of employees, but not including increases granted to individual employees for merit, length of service, change in position or responsibility or other reasons applicable to specific employees and not generally to a class or group thereof), or any director, officer, or employee hired at a salary in excess of $25,000 per annum, or any increase in any payment of or commitment to pay any bonus, profit sharing or other extraordinary compensation to any employee;

          (h) there has been no change in the articles of incorporation or bylaws of United;

          (i) there has been no labor dispute, unfair labor practice charge or employment discrimination charge, nor, to the knowledge of United, any organizational effort by any union, or institution or threatened institution, of any effort, complaint or other proceeding in connection therewith, involving United, or affecting its operations;

          (j) there has been no mortgage, lien or other encumbrance or security interest (other than liens for current taxes not yet due or purchase money security interests arising in the ordinary course of business) created on or in (including without limitation, any deposit for security consisting of) any asset or assets of United or assumed by it with respect to any asset or assets;

          (k) there has been no indebtedness or other liability or obligation (whether absolute, accrued, contingent or otherwise) incurred by United which would be required to be reflected on a balance sheet of United prepared as of the date hereof in accordance with generally accepted accounting principles applied on a consistent basis, except as incurred in the ordinary course of business;

          (l) no obligation or liability of United has been discharged or satisfied, other than in the ordinary course of business;

          (m) there have been no sales, transfers or other dispositions of any asset or assets of United, other than sales in the ordinary course of business; and

          (n) there has been no amendment, termination or waiver of any right of United under any contract or agreement or governmental license, permit or permission which has had or may have an adverse effect on its business or properties.

          6.2.12 LITIGATION AND PROCEEDINGS. Except as set forth on the United Disclosure Memorandum, there are no actions, decrees, suits, counterclaims, claims, proceedings or governmental actions or investigations, pending or, to the knowledge of United, threatened against, by or affecting United, or any officer, director, employee or agent in such person's capacity as an officer, director, employee or agent of United or relating to the business or affairs of United, in any court or before any arbitrator or governmental agency, and no judgment, award, order or decree of any nature has been rendered against or with respect thereto by any agency, arbitrator, court, commission or other authority, nor does United have any unasserted contingent liabilities which might have an adverse effect on its assets or on the operation of its businesses or which might prevent or impede the consummation of the transactions contem-plated by this Agreement.

     6.3  BUSINESS OPERATIONS.

          6.3.1 CUSTOMERS. United has no knowledge of any presently existing facts which could reasonably be expected to result in the loss of any material borrower or depositor or in United's inability to collect amounts due therefrom or to return funds deposited thereby, except as set forth on the United Disclosure Memorandum.

          6.3.2 PERMITS; COMPLIANCE WITH LAW. (a) United has all permits, licenses, approvals, authorizations and registrations under all federal, state, local and foreign laws required for United to carry on its business as presently conducted, and all of such permits, licenses, approvals, authorizations and registrations are in full force and effect, and no suspension or cancellation of any of them is pending or, to the knowledge of United, threatened.

          (b) United has complied with all laws, regulations, and orders applicable to it or its business, except for any non-compliance which would not have a material adverse effect on United. The United Disclosure Memorandum contains a list of any known violations of such laws, regulations, ordinances or rules by any present officer, director, or employee of United which occurred since December 31, 1991, and which resulted in any order, proceeding, judgment or decree which would be required to be disclosed pursuant to Item 401(f) of Regulation S-K promulgated by the Securities and Exchange Commission if United had been subject to the reporting requirements under the 1933 Act or the Securities Exchange Act of 1934. No past violation of any such law, regulation, ordinance or rule has occurred which could impair the right or ability of United to conduct its business.

          (c) Except as set forth in the United Disclosure Memorandum, no notice or warning from any governmental authority with respect to any failure or alleged failure of United to comply in any respect with any law, regulation or order has been received, nor is any such notice or warning proposed or, to the knowledge of United, threatened.

          6.3.3 ENVIRONMENTAL. (a) Except as set forth in the United Disclosure Memorandum, United

               (i)  has not caused or permitted, and has no
          knowledge of any claim regarding the environmental condition of the property or the generation, manufacture, use, or handling or the release or presence of, any hazardous substances or hazardous wastes, including petroleum, on, in, under or from any properties or facilities currently owned or leased by United or adjacent to any properties so owned or leased; and

               (ii) has complied in all material respects with, and has kept all records and made all filings or reports required by, and is otherwise in compliance with all applicable federal, state and local laws, regulations, orders, permits and licenses relating to the generation, treatment, manufacture, use, handling, release or presence of any hazardous substances or hazardous wastes, including petroleum and asbestos, on, in, under or from any properties or facilities currently owned or leased by United.

          (b) Except as set forth in the United Disclosure Memorandum, neither United nor any of its officers, directors, employees or agents, in the course of such individual's employ-ment by United, has given advice with respect to, or participated in any respect in, the management or operation of any entity or concern whose business relates in any way to the generation, storage, handling, disposal, transfer, production, use or processing of hazardous substances or hazardous wastes, including petroleum, nor to United's knowledge has United foreclosed on any property on which there is a threatened release of any hazardous substances or hazardous wastes, including petroleum, or on which there has been such a release and full remediation has not been completed, or any property on which contained (non-released) hazardous substances or hazardous wastes, including petroleum, are or were located.

          (c) Except as set forth in the United Disclosure Memorandum, neither United, nor any of its officers, directors, employees, or agents, is aware of, has been told of, or has observed, the presence of any hazardous substance or hazardous wastes, including petroleum, on, in, under, or around property on which United holds a legal or security interest, in violation of, or creating liability under, federal, state, or local environmental statutes, regulations, or ordinances.

          (d) The term hazardous substances or hazardous waste does not include those substances which are normally and reasonably used in connection with the occupancy or operation of office buildings (such as cleaning fluids, and supplies normally used in the day to day operation of business offices).

          6.3.4 INSURANCE. The United Disclosure Memorandum contains a complete list and description (including the expira-tion date, premium amount and coverage thereunder) of all policies of insurance and bonds presently maintained by, or providing coverage for, United or any of its officers, directors and employees, all of which are, and will be maintained through the Closing Date, in full force and effect, together with a complete list of all pending claims under any of such policies or bonds. All terms, obligations and provisions of each of such policies and bonds have been complied with, all premiums due thereon have been paid, and no notice of cancellation with respect thereto has been received. Except as set forth in the United Disclosure Memorandum, such policies and bonds provide adequate coverage to insure the properties and businesses of United and the activities of its officers, directors and employees against such risks and in such amounts as are prudent and customary. United will not as of the Closing Date have any liability for premiums or for retrospective premium adjustments for any period prior to the Closing Date. United has heretofore made, or will hereafter make, available to Clayton a true, correct and complete copy of each insurance policy and bond in effect since January 1, 1991 with respect to the business and affairs of United.

     6.4  PROPERTIES AND ASSETS.

          6.4.1 CONTRACTS AND COMMITMENTS. The United Disclosure Memorandum contains a list identifying and briefly describing all written contracts, purchase orders, agreements, security deeds, guaranties or commitments to which United is a party or by which it may be bound involving the payment or receipt, actual or contingent, of more than $25,000 or having a term or requiring performance over a period of more than ninety
(90) days. Each such contract, agreement, guaranty and commitment of United is in full force and effect and is valid and enforceable in accordance with its terms, and constitutes a legal and binding obligation of the respective parties thereto and is not the subject of any notice of default, termination, partial termination or of any ongoing, pending, completed or threatened investigation, inquiry or other proceeding or action that may give rise to any notice of default, termination or partial termination. United has complied in all material respects with the provisions of such contracts, agreements, guaranties and commitments. A true and complete copy of each such document has been or will be made available to Clayton for examination.

          6.4.2 LICENSES; INTELLECTUAL PROPERTY. United has all patents, trademarks, trade names, service marks, copyrights, trade secrets and know-how reasonably necessary to conduct its business as presently conducted and, except as described in the United Disclosure Memorandum, United is not a party, either as licensor or licensee, to any agreement for any patent, process, trademark, service mark, trade name, copyright, trade secret or other confidential information and there are no rights of third parties with respect to any trademark, service mark, trade secrets, confidential information, trade name, patent, patent application, copyright, invention, device or process owned or used by United or presently expected to be used by either of them in the future. All patents, copyrights, trademarks, service marks, trade names, and applications therefor or registrations thereof, owned or used by United, are listed in the United Disclosure Memorandum. United has complied with all applicable laws relating to the filing or registration of "fictitious names" or trade names.

          6.4.3 PERSONAL PROPERTY. United has good and marketable title to all of its personalty, tangible and intangible, reflected in the 1996 United Financial Statements (except as since sold or otherwise disposed of by it in the ordinary course of business), free and clear of all encumbrances, liens or charges of any kind or character, except (i) those referred to in the notes to the 1996 United Financial Statements as securing specified liabilities (with respect to which no default exists or, to the knowledge of United, is claimed to exist), (ii) those described in the United Disclosure Memorandum and (iii) liens for taxes not due and payable.

          6.4.4 UNITED LEASES. (a) All leases (the "United Leases") pursuant to which United is lessor or lessee of any real or personal property (such property, the "United Leased Property") are valid and enforceable in accordance with their terms; there is not under any United Leases any default or, to the knowledge of United, any claimed default by United, or event of default or event which with notice or lapse of time, or both, would constitute a default by United and in respect of which adequate steps have not been taken to prevent a default on its part from occurring.

          (b) The copies of the United Leases heretofore or hereafter furnished or made available by United to Clayton are true, correct and complete, and the United Leases have not been modified in any respect other than pursuant to amendments, copies of which have been concurrently delivered or made available to Clayton, and are in full force and effect in accordance with their terms.

          (c) Except as set forth in the United Disclosure Memorandum, there are no contractual obligations, agreements in principle or present plans for United to enter into new leases of real property or to renew or amend existing United Leases prior to the Closing Date.

          6.4.5 REAL PROPERTY. (a) United does not own any interest in any real property (other than as lessee) except as set forth in the United Disclosure Memorandum (such properties being referred to herein as "United Realty"). Except as disclosed in the United Disclosure Memorandum, United has good title to the United Realty and the titles to the United Realty are covered by title insurance policies providing coverage in the amount of the original purchase price, true, correct and complete copies of which have been or will be furnished to Clayton with the United Disclosure Memorandum. United has not encumbered the United Realty since the effective dates of the respective title insurance policies.

          (b)  Except as set forth in the United Disclosure

Memorandum, the interests of United in the United Realty and in and under each of the United Leases are free and clear of any and all liens and encumbrances and are subject to no present claim, contest, dispute, action or, to the knowledge of United, threatened action at law or in equity.

          (c) The present and past use and operations of, and improvements upon, the United Realty and all real properties leased by United (the "United Leased Real Properties") are in compliance in all material respects with all applicable building, fire, zoning and other applicable laws, ordinances and regulations and with all deed restrictions of record, no notice of any violation or alleged violation thereof has been received, and to the knowledge of United there are no proposed changes therein that would affect the United Realty, the United Leased Real Properties or their uses.

          (d) Except as set forth in the United Disclosure Memorandum, no rent has been paid in advance and no security deposit has been paid by, nor is any brokerage commission payable by or to, United with respect to any United Lease pursuant to which it is lessor or lessee.

          (e) United is not aware of any proposed or pending change in the zoning of, or of any proposed or pending condemnation proceeding with respect to, any of the United Realty or the United Leased Real Properties which may adversely affect the United Realty or the United Leased Real Properties or the current or currently contemplated use thereof.

          (f) The buildings and structures owned, leased or used by United are, taken as a whole, in good operating order (except for ordinary wear and tear), usable in the ordinary course of business, and are sufficient and adequate to carry on the business and affairs of United.

     6.5  EMPLOYEES AND BENEFITS.

          6.5.1 DIRECTORS OR OFFICERS OF OTHER CORPORATIONS. Except as set forth in the United Disclosure Memorandum, no director, officer, or employee of United serves, or in the past five years has served, as a director or officer of any other corporation on behalf of or as a designee of United or any of its subsidiaries.

          6.5.2 EMPLOYEE BENEFITS. (a) Except as set forth in the United Disclosure Memorandum, United does not provide and is not obligated to provide, directly or indirectly, any benefits for employees, including, without limitation, any pension, profit sharing, stock option, retirement bonus, hospitalization, medical, insurance, vacation or other employee benefits under any practice, agreement or understanding.

          (b) The United Disclosure Memorandum lists separately any employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (collectively, "ERISA Plans"). True, correct and complete copies of all ERISA Plans and, to the extent applicable, all related trust agreements, insurance contracts, summary plan descriptions, Internal Revenue Service determination letters and filings, the past three years of actuarial reports and valuations, annual reports and Form 5500 filings (including attachments), and any other related documents requested by Clayton or its counsel have been, or prior to the Closing Date will be, made available to Clayton.

          (c) United is not currently and has never been in the past required to contribute to a multiemployer plan as defined in
Section 3(37)(A) of ERISA. United does not maintain or contribute to, nor within the past six years has it maintained or contributed to, an employee pension benefit plan as defined in
Section 3(2) of ERISA that is or was subject to Title IV of ERISA.

          (d) Each ERISA Plan has been operated and administered in all material respects in accordance with, and has been amended to comply with (unless such amendment is not yet required), all applicable laws, rules and regulations, including, without limitation, ERISA, the Internal Revenue Code of 1986, as amended ("Code"), and the regulations issued under ERISA and the Code. With respect to each ERISA Plan, other than routine claims for benefits submitted in the ordinary course of the benefits process, no litigation or administrative or other proceeding is pending or, to the knowledge of United, threatened involving such ERISA Plan or any of its fiduciaries. With respect to each ERISA Plan, neither United nor any of its directors, officers, employees or agents, nor to United's knowledge, any "party in interest" or "disqualified person" (as such terms are defined in Section 3(14) of ERISA and Section 4975 of the Code) has been engaged in or been a party to any transaction relating to the ERISA Plan which would constitute a breach of fiduciary duty under ERISA or a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code), unless such transaction is specifically permitted under Sections 407 or 408 of ERISA, Section 4975 of the Code or a class or administrative exemption issued by the Department of Labor. Each ERISA Plan that is a group health plan within the meaning of
Section 607(l) of ERISA and Section 4980B of the Code is in compliance with the continuation coverage requirements of Section 501 of ERISA and Section 4980B of the Code.

          (e) Of the ERISA Plans, the "employee pension benefit plans" within the meaning of Section 3(2) of ERISA (collectively, the Employee Pension Benefit Plans") are separately identified on the United Disclosure Memorandum. With respect to each Employee Pension Benefit Plan, except as set forth on the United Disclosure Memorandum: (i) such Employee Pension Benefit Plan constitutes a qualified plan within the meaning of Section 401(a) of the Code and the trust is exempt from federal income tax under
Section 501(a) of the Code; (ii) all contributions required by such plan have been made; and (iii) no termination, partial termination or discontinuance of contributions has occurred without a determination by the IRS that such action does not affect the tax-qualified status of such plan.

          (f) As of the Closing Date, with respect to each ERISA Plan, United will have provided adequate reserves, or insurance or qualified trust funds, to provide for all payments and contributions required, or reasonably expected to be required, to be made under the provisions of such ERISA Plan or required to be made under applicable laws, rules and regulations, with respect to any period prior to the Closing Date to the extent reserves are required under generally accepted accounting principles, based on an actuarial valuation satisfactory to the actuaries of United representing a projection of claims expected to be incurred under such ERISA Plan.

          (g) Except as disclosed on the United Disclosure Memorandum, United does not provide and has no obligation to provide benefits, including, without limitation, death, health or medical benefits (whether or not insured) with respect to current or former employees of United beyond their retirement or other termination of service with United other than (i) coverage mandated by applicable Law, (ii) benefits under the Employee Pension Benefit Plans, or (iii) benefits the full cost of which is borne by the current of former employee or his beneficiary.

          (h) Neither this Agreement nor any transaction contemplated hereby will (i) entitle any current or former employee, officer or director of United to severance pay, unemployment compensation or any similar or other payment, or
(ii) accelerate the time of payment or vesting of, or increase the amount of compensation or benefits due any such employee, officer or director.

          6.5.3 LABOR-RELATED MATTERS. Except as described in the United Disclosure Memorandum, United is not, and has not been, a party to any collective bargaining agreement or agreement of any kind with any union or labor organization or to any agreement with any of its employees which is not terminable at will or upon ninety (90) days notice at the election of, and without cost or penalty to, United. United has not received at any time in the past five (5) years, any demand for recognition from any union, and no attempt has been made, or will have been made as of the Closing Date, to organize any of its employees. United has complied in all material respects with all obligations under the National Labor Relations Act, as amended, the Age Discrimination in Employment Act, as amended, and all other federal, state and local labor laws and regulations applicable to employees. There are no unfair labor practice charges pending or threatened against United, and there are, and in the past three
(3) years there have been, no charges, complaints, claims or proceedings, no slowdowns or strikes pending or threatened against, or involving, as the case may be, United with respect to any alleged violation of any legal duty (including but not limited to any wage and hour claims, employment discrimination claims or claims arising out of any employment relationship) by United as to any of its employees or as to any person seeking employment therefrom, and no such violations exist.

          6.5.4 RELATED PARTY TRANSACTIONS. Except for (a) loans and extensions of credit made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by United with other persons who are not affiliated with United, and which do not involve more than the normal risk of repayment or present other unfavorable features, (b) deposits, all of which are on terms and conditions identical to those made available to all customers of United at the time such deposits were entered into, and (c) transactions specifically described in the United Disclosure Memorandum, there are no contracts with or commitments to present or former 5% or greater shareholders, directors, officers, or employees involving the expenditure after December

31, 1991 of more than $60,000 as to any one individual, including with respect to any business directly or indirectly controlled by any such person, or $100,000 for all such contracts or commitments in the aggregate for all such individuals (other than contracts or commitments relating to services to be performed by any officer, director or employee as a currently-employed employee of United).

     6.6  OTHER MATTERS.

          6.6.1 REGULATORY REPORTS. United will make available to Clayton for review and inspection all applications, reports or other documents filed by it for each of its past three full fiscal years with any regulatory or governmental agencies. All of such applications, reports and other documents have been prepared in accordance with applicable rules and regulations of the regulatory agencies with which they were filed.

          6.6.2 APPROVALS, CONSENTS AND FILINGS. Except for the approval of the Federal Reserve and the Department of Banking, or as set forth in the United Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby or thereby will (a) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, or (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to United, or any of United's assets.

          6.6.3 DEFAULT. (a) Except for those consents described in or set forth pursuant to Section 6.6.2 above, neither the execution of this Agreement nor consummation of the transactions contemplated herein (i) constitutes a breach of or default under any contract or commitment to which United is a party or by which United or its properties or assets are bound,
(ii) does or will result in the creation or imposition of any security interest, lien, encumbrance, charge, equity or restriction of any nature whatsoever in favor of any third party upon any assets of United, or (iii) constitutes an event permitting termination of any agreement or the acceleration of any indebtedness of United.

          (b) United is not in default under its articles of incorporation or bylaws or under any term or provision of any security deed, mortgage, indenture or security agreement or of any other contract or instrument to which United is a party or by which it or any of its property is bound.

          6.6.4 REPRESENTATIONS AND WARRANTIES. No repre-sentation or warranty contained in this Article VI or in any written statement delivered by or at the direction of United pursuant hereto or in connection with the transactions contem-plated hereby contains or shall contain any untrue statement, nor shall such representations and warranties taken as a whole omit any statement necessary in order to make any statement not misleading. Copies of all documents that have been or will be furnished to Clayton in connection with this Agreement or pursuant hereto are or shall be true, correct and complete.

          6.6.5 UNITED STOCK. The shares of United Stock to be issued and delivered to Clayton Shareholders pursuant to the terms of the Merger Agreement, when so issued and delivered, will be validly, authorized and issued, fully paid and non-assessable, and no shareholder of United will have any preemptive rights with respect thereto.


                           ARTICLE VII

          CONDUCT OF BUSINESS OF UNITED PENDING CLOSING

          Except as expressly otherwise provided herein, United covenants and agrees that, without the prior written consent of Clayton, between the date hereof and the Closing Date:

          7.1 CONDUCT OF BUSINESS. United will conduct its business only in the ordinary course, without the creation of any indebtedness for borrowed money (other than deposit and similar accounts and customary credit arrangements between banks in the ordinary course of business).

          7.2 MAINTENANCE OF PROPERTIES. United will maintain its properties and assets in good operating condition, ordinary wear and tear excepted.

          7.3 INSURANCE. United will maintain and keep in full force and effect all of the insurance referred to in Section
6.3.4(b) hereof or other insurance equivalent thereto in all material respects.

          7.4 DIVIDENDS. Except for quarterly dividends in the amount of $.025 per share, no other dividend, distribution or payment will be declared or made in respect to the United Stock.

          7.5 CORPORATE EXISTENCE. United will maintain its corporate existence and powers.

          7.6 BANKING ARRANGEMENTS. No change will be made in the banking and safe deposit arrangements referred to in Section
6.2.8 hereof.

          7.7  BOOKS AND RECORDS.  The books and records of
United will be maintained in the usual, regular and ordinary course.

          7.7 ADVICE OF CHANGES. United shall promptly advise Clayton orally and in writing of any change or event having, or which the United Management believes could have, a material adverse effect on the assets, liabilities, business, operations or financial condition of United.

                           ARTICLE VIII

               CONDITIONS TO OBLIGATIONS OF UNITED

          All of the obligations of United under this Agreement are subject to the fulfillment prior to or at the Closing Date of each of the following conditions, any one or more of which may be waived by United:

          8.1 VERACITY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Clayton contained herein or in any certificate, schedule or other document delivered pursuant to the provisions hereof, or in connection herewith, shall be true in all material respects as of the date when made and shall be deemed to be made again at and as of the Closing Date and shall be true in all material respects at and as of such time, except as a result of changes or events expressly permitted or contemplated herein.

          8.2 PERFORMANCE OF AGREEMENTS. Clayton shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

          8.3 CERTIFICATES, RESOLUTIONS, OPINION. Clayton shall have delivered to United:

          (a) a certificate executed by the President and Secretary of Clayton, dated as of the Closing Date, and certifying in such detail as United may reasonably request to the fulfillment of the conditions specified in Sections 8.1 and 8.2 hereof;

          (b) duly adopted resolutions of the Board of Directors and shareholders of Clayton certified by the Secretary thereof, dated the Closing Date, (i) authorizing and approving the execution of this Agreement (with respect to the directors of Clayton) and the Merger Agreement (with respect to the directors and shareholders of Clayton) and the consummation of the transactions contemplated herein and therein in accordance with their respective terms and (ii) authorizing all other necessary and proper corporate action to enable Clayton to comply with the terms hereof and thereof;

          (c) certificates of the valid existence of Clayton and the Clayton Bank under the laws of the State of Georgia, executed by the Secretary of State and the Department of Banking, respectively, and dated not more than five (5) business days prior to the Closing Date;

          (d) certificates from the appropriate public officials of the State of Georgia, dated not more than five (5) business days prior to the Closing Date, certifying that Clayton has filed all corporate tax returns required by the laws of such state and has paid all taxes shown thereon to be due; and

          (e) an opinion of Porter Keadle Moore LLP, certified public accountants, to the effect that the Merger will be accounted for as a "pooling of interests," which opinion will be subject only to such qualifications, exceptions and factual assumptions as are satisfactory to United.

          (f)  an opinion of Powell, Goldstein, Frazer & Murphy
    LLP, counsel for Clayton, dated the Closing Date, in the form attached hereto as Exhibit D.

          8.4 Shareholder Approval. The Merger Agreement shall have been approved by the vote of the holders of at least a majority of Clayton Stock.

          8.5 REGULATORY APPROVALS. United shall have received from any and all governmental authorities, bodies or agencies having jurisdiction over the transactions contemplated by this Agreement and the Merger Agreement, including, but not limited to the Federal Reserve and the Department of Banking, such consents, authorizations and approvals as are necessary for the consummation thereof and all applicable waiting or similar periods required by law shall have expired.

          8.6  EFFECTIVE REGISTRATION STATEMENT.  The United
Registration Statement shall have been declared effective by the SEC and no stop order shall have been entered with respect thereto.

          8.7 CERTIFICATE OF MERGER. The Secretary of State of the State of Georgia shall have issued a certificate of merger with regard to the Merger in accordance with the provisions of the Georgia Business Corporation Code.

          8.8 ACCOUNTANTS' LETTER. United shall have received a letter from Mauldin & Jenkins, dated the Closing Date, to the effect that: At the request of Clayton they have carried out procedures to a specified date not more than five business days prior to the Closing Date, which procedures did not constitute an examination in accordance with generally accepted auditing standards, of the financial statements of Clayton, as follows:
(a) read the unaudited balance sheets and statements of income of Clayton from December 31, 1996 through the date of the most recent monthly financial statements available in the ordinary course of business; (b) read the minutes of the meetings of shareholders and Board of Directors of Clayton from December 31, 1996 to said date nor more than five business days prior to the Closing Date; and (c) consulted with certain officers and employees of Clayton responsible for financial and accounting matters and, based on such procedures, nothing has come to their attention which would cause them to believe that (i) such unaudited interim balance sheets and statements of income are not fairly presented in conformity with generally accepted accounting principles applied on a basis consistent with that of the 1996 Clayton Financial Statements, (ii) as of said date not more than five business days prior to the Closing Date, the shareholders' equity, long-term debt, reserve for possible loan losses and total assets of Clayton, in each case as compared with the amounts shown in the 1996 Clayton Financial Statements, are not different except as set forth in such letter, or (iii) for the period from December 31, 1996 to said date not more than five business days prior to the Closing Date, the net interest income, total and per-share amounts of consolidated income (before extraordinary items) and net income of Clayton, as compared with the corresponding portion of the preceding 12-month period, are not different except as set forth in such letter.

                            ARTICLE IX

               CONDITIONS TO OBLIGATIONS OF CLAYTON

          All of the obligations of Clayton under this Agreement are subject to the fulfillment prior to or at the Closing Date of each of the following conditions, any one or more of which may be waived by it:

          9.1 VERACITY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of United contained herein or in any certificate, schedule or other document delivered pursuant to the provisions hereof, or in connection herewith, shall be true in all material respects as of the date when made and shall be deemed to be made again at and as of the Closing Date and shall be true in all material respects at and as of such time, except as a result of changes or events expressly permitted or contemplated herein.

          9.2 PERFORMANCE OF AGREEMENTS. United shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

          9.3 CERTIFICATES, RESOLUTIONS, OPINION. United shall have delivered to Clayton:

          (a) a certificate executed by the President and Secretary of United, dated the Closing Date, certifying in such detail as Clayton may reasonably request to the fulfillment of the conditions specified in Sections 9.1 and
    9.2 hereof;

          (b) duly adopted resolutions of the board of directors of United, certified by the Secretary thereof, dated the Closing Date, (i) authorizing and approving the execution of this Agreement and the Merger Agreement on behalf of United, and the consummation of the transactions contemplated herein and therein in accordance with their respective terms, and
    (ii) authorizing all other necessary and proper corporate actions to enable United to comply with the terms hereof and thereof;

          (c) a certificate of the valid existence of United, under the laws of the State of Georgia executed by the Secretary of State of the State of Georgia, dated not more than five (5) business days prior to the Closing Date;

          (d) certificates from the appropriate public officials of the State of Georgia, dated not more than five (5) business days prior to the Closing Date, certifying that United has filed all corporate tax returns required by the laws of such state and has paid all taxes shown thereon to be due; and

          (e) an opinion of Kilpatrick Stockton LLP, counsel for United, dated the Closing Date, in the form attached hereto as Exhibit E.

          9.4 SHAREHOLDER APPROVAL. The Merger Agreement shall have been approved by the vote of the holders of at least a majority of Clayton Stock.

          9.5 REGULATORY APPROVALS. Any and all governmental authorities, bodies or agencies having jurisdiction over the transactions contemplated by this Agreement and the Merger Agreement, including, but not limited to the Federal Reserve and the Department of Banking, shall have granted such consents, authorizations and approvals as are necessary for the consummation hereof and thereof, and all applicable waiting or similar periods required by law shall have expired.

          9.6  EFFECTIVE REGISTRATION STATEMENT.  The United
Registration Statement shall have been declared effective by the SEC and no stop order shall have been entered with respect thereto.

          9.7 TAX OPINION. Clayton shall have received from Kilpatrick Stockton LLP its opinion, in form and substance rea-sonably satisfactory to Clayton, to the effect that:

          (1)  The Merger and the issuance of shares of United
    Stock in connection therewith, as described herein and in the Merger Agreement, will constitute a tax-free reorganization under Section 368(a)(1)(A) of the Code;

          (2) No gain or loss will be recognized by holders of Clayton Stock upon the exchange of such stock solely for United Stock as a result of the Merger;

          (3)  Gain or loss will be recognized pursuant to
    Section 302 of the Code by holders of Clayton Stock upon their receipt of cash in lieu of fractional shares of United
    Stock and upon their exercise of dissenters' rights;

          (4) No gain or loss will be recognized by Clayton as a result of the Merger;

          (5) The aggregate tax basis of United Stock received by shareholders of Clayton pursuant to the Merger will be the same as the tax basis of the shares of Clayton Stock exchanged therefor decreased by any portion of such tax basis allocated to fractional shares of United Stock that are treated as redeemed by United; and

          (6) The holding period of the shares of United Stock received by the shareholders of Clayton will include the holding period of the shares of Clayton Stock exchanged therefor, provided that the stock of Clayton is held as a capital asset on the date of the consummation of the Merger.

          9.8 CERTIFICATE OF MERGER. The Secretary of State of the State of Georgia shall have issued a certificate of merger with regard to the Merger in accordance with the provisions of the Georgia Business Corporation Code.

                            ARTICLE X

                    WARRANTIES, NOTICES, ETC.

          10.1 WARRANTIES. All statements contained in any certificate or other instrument delivered by or on behalf of Clayton or United pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties hereunder by them. Unless the context otherwise requires, the representations and warranties required of Clayton shall be required to be made, and shall be considered made, on behalf of both Clayton and its subsidiary Clayton Bank, and the representations and warranties required of United, shall be required to be made, and shall be considered made, on behalf of United and the United Subsidiaries.

          10.2 SURVIVAL OF REPRESENTATIONS. All representations, warranties, covenants, and agreements made by either party hereto in or pursuant to this Agreement or in any instrument, exhibit, or certificate delivered pursuant hereto shall be deemed to have been material and to have been relied upon by the party to which made, but, except as set forth hereafter or specifically stated in this Agreement, such representations, warranties, covenants, and agreements shall expire and be of no further force and effect upon the consummation of the Merger; provided, however, that the following shall survive consummation of the Merger and the transactions contemplated hereby:

          (a)  the opinions of counsel referred to in Sections
    8.3(f) and 9.3(e) of this Agreement;

          (b) any intentional misrepresentation of any material fact made by either party hereto in or pursuant to this Agreement or in any instrument, document or certificate delivered pursuant hereto; and

          (c) the covenant with respect to the confidentiality of certain information contained in Section 3.5 hereof.

          10.3 NOTICES. All notices or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by pre-paid, first class certified or registered mail, return receipt requested, or by facsimile transmission, to the intended recipient thereof at its address or facsimile number set out below. Any such notice or communication shall be deemed to have been duly given immediately (if given or made in person or by facsimile confirmed by mailing a copy thereof to the recipient in accordance with this Paragraph
10.3 on the date of such facsimile), or five days after mailing (if given or made by mail), and in proving same it shall be sufficient to show that the envelope containing the same was delivered to the delivery service and duly addressed, or that receipt of a facsimile was confirmed by the recipient as provided above. Either party may change the address to which notices or other communications to such party shall be delivered or mailed by giving notice thereof to the other party hereto in the manner provided herein.

          (a)  To Clayton:         First Clayton Bancshares,Inc.
                                   US 441 & Duval Street
                                   P.O. Box 1250
                                   Clayton, Georgia 30525-9723
                                   Attention:  J. Mark Smith
                                              President
                                   Facsimile:  (706) 782-7107

            With copies to:        Powell, Goldstein, Frazer & Murphy
                                   191 Peachtree Street
                                   Suite 1600
                                   Atlanta, Georgia  30303
                                   Attention:  Walter G. Moeling, IV
                                   Facsimile:  (404) 572-6999

          (b)  To United:          United Community Banks, Inc.
                                   P.O. Box 398
                                   Blairsville, Georgia 30512
                                   Attention:     Jimmy Tallent
                                           President
                                   Facsimile:  (706) 745-1335

           With copies to:         Kilpatrick Stockton LLP
                                   Suite 2800
                                   1100 Peachtree Street
                                   Atlanta, Georgia  303039-4530
                                   Attention:  Richard R. Cheatham
                                   Facsimile:  (404) 815-6555

          10.4 ENTIRE AGREEMENT. This Agreement and the Merger Agreement supersede all prior discussions and agreements between Clayton and United with respect to the Merger and the other matters contained herein and therein, and this Agreement and the Merger Agreement contain the sole and entire agreement between Clayton and United with respect to the transactions contemplated herein and therein.

          10.5 WAIVER; AMENDMENT. Prior to or on the Closing Date, United shall have the right to waive any default in the performance of any term of this Agreement by Clayton, to waive or extend the time for the fulfillment by Clayton of any or all of Clayton' obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of United under this Agreement, except any condition which, if not satisfied, would result in the violation of any law or applicable governmental regulation. Prior to or on the Closing Date, Clayton shall have the right to waive any default in the performance of any term of this Agreement by United, to waive or extend the time for the fulfillment by United of any or all of United's obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Clayton under this Agreement, except any condition which, if not satis-fied, would result in the violation of any law or applicable governmental regulation. This Agreement may be amended by a subsequent writing signed by the parties hereto, provided, however, that the provisions of Sections 8.5 and 9.5 requiring regulatory approval shall not be amended by the parties hereto without regulatory approval.

                            ARTICLE XI

                           TERMINATION

          This Agreement may be terminated at any time prior to or on the Closing Date upon written notice to the other party as follows, and, upon any such termination of this Agreement, neither party hereto shall have any liability to the other, except that the provisions of Section 3.5 hereof shall survive the termination of this Agreement for any reason.

          11.1 MATERIAL ADVERSE CHANGE. (a) By United, if, after the date hereof, a material adverse change in the financial condition or business of Clayton shall have occurred which change would reasonably be expected to have a material adverse affect on the market price of Clayton Stock, or if Clayton shall have suffered a material loss or damage to any of its properties or assets, which change, loss or damage materially affects or impairs its ability to conduct its business. (b) By Clayton, if, after the date hereof, a material adverse change in the financial condition or business of United shall have occurred which change would reasonably be expected to have a material adverse affect on the market price of United Stock, or if United shall have suffered a material loss or damage to any its properties or assets, which change, loss or damage materially affects or impairs its ability to conduct its business.

          11.2 NONCOMPLIANCE. (a) By United, if the terms, covenants or conditions of this Agreement to be complied with or performed by Clayton before the Closing shall not have been substantially complied with or substantially performed at or before the Closing Date and such noncompliance or nonperformance shall not have been waived by United. (b) By Clayton, if the terms, covenants or conditions of this Agreement to be complied with or performed by United before the Closing shall not have been substantially complied with or substantially performed at or before the Closing Date and such noncompliance or nonperformance shall not have been waived by Clayton.

          11.3 FAILURE TO DISCLOSE. (a) By United, if it learns of any fact or condition not disclosed in this Agreement, the Clayton Disclosure Memorandum, or the 1996 Clayton Financial Statements, which was required to be disclosed by Clayton pursuant to the provisions of this Agreement at or prior to the date of execution hereof with respect to the business, properties, assets or earnings of Clayton which materially and adversely affects such business, properties, assets or earnings or the ownership, value or continuance thereof. (b) By Clayton, if it learns of any fact or condition not disclosed in this Agreement, the United Disclosure Memorandum, or the 1996 United Financial Statements, which was required to be disclosed by United pursuant to the provisions of this Agreement at or prior to the date of execution hereof with respect to the business, properties, assets or earnings of United which materially and adversely affect such business, properties, assets or earnings or the ownership, value or continuance thereof.

          11.4 ADVERSE PROCEEDINGS. By either party, if any action, suit or proceeding shall have been instituted or threatened against either party to this Agreement to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated herein, which, in the good faith opinion of Clayton or United makes consummation of the transactions herein contemplated inadvisable.

          11.5 TERMINATION DATE.  By either party, if the Closing
Date shall not have occurred on or before November 30, 1997.

          11.6 DISSENTERS. By United, if the holders of more than 15,000 shares of the outstanding Clayton Stock elect to exercise this statutory right to dissent from the Merger and demand payment in cash for the "fair value" of their shares

          11.7 SHAREHOLDERS VOTE.  By either party, if the Merger
Agreement is not approved by the Vote of the holders of Clayton
Stock as required by applicable law.

          11.8 ENVIRONMENTAL LIABILITY OF CLAYTON. By United, if it learns of any potential liability of Clayton arising from noncompliance with any federal, state or local environmental law by Clayton, or any potential liability of Clayton arising from any environmental condition of the properties or assets of Clayton, including any properties or assets in which Clayton holds a security interest.

          11.9 ENVIRONMENTAL LIABILITY OF UNITED. By Clayton, if it learns of any potential liability of United arising from noncompliance with any federal, state or local environmental law by United, or any potential liability of United arising from any environmental condition of the properties or assets of United, including any properties or assets in which United holds a security interest.

                           ARTICLE XII

                   COUNTERPARTS, HEADINGS, ETC.

          This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The headings herein set out are for convenience of reference only and shall not be deemed a part of this Agreement. A pronoun in one gender includes and applies to the other genders as well.

                           ARTICLE XIII

                          BINDING EFFECT

          This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by either party without the prior written consent of the other.

                           ARTICLE XIV

                          GOVERNING LAW

          The validity and effect of this Agreement and the Merger Agreement and the rights and obligations of the parties hereto and thereto shall be governed by and construed and enforced in accordance with the laws of the State of Georgia.

          IN WITNESS WHEREOF, Clayton and United have caused this
Agreement to be executed by their respective duly authorized corporate officers and their respective corporate seals to be affixed hereto as of the day and year first above written.

                                   FIRST CLAYTON BANCSHARES, INC.



(CORPORATE SEAL)                   By: /s/ John R. Martin
                                         John R. Martin
                                         President
Attest:

/s/ Ronald E. Vandiver
Secretary

                                   UNITED COMMUNITY BANKS, INC.



(CORPORATE SEAL)                   By: /s/ Jimmy Tallent
                                      Jimmy Tallent
                                      President
Attest:

/s/ Billy M. Decker
Secretary

                            EXHIBIT A

                   AGREEMENT AND PLAN OF MERGER


          THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of this _____ day of June, 1997, by and between UNITED COMMUNITY BANKS, INC. ("United") and FIRST CLAYTON BANCSHARES, INC. ("Clayton"), both Georgia corporations (said corporations are hereinafter collectively referred to as the "Constituent Corporations").

                         R E C I T A L S:

          WHEREAS, the authorized capital stock of United consists of 10,000,000 shares of Common Stock, $1.00 par value per share (the "United Stock"), of which 6,887,248 shares are issued and outstanding; and

          WHEREAS, the authorized capital stock of Clayton consists of 10,000,000 shares of Common Stock, $1.00 par value per share, of which 400,691 shares are issued and outstanding and 5,000,000 shares of special stock $1.00 par value per share, none of which is issued and outstanding ("Clayton Stock"); and

          WHEREAS, the respective Boards of Directors of the Constituent Corporations deem it advisable and in the best interests of each such corporation and its shareholders that Clayton merge with United, with United being the surviving corporation; and

          WHEREAS, the respective Boards of Directors of the Constituent Corporations, by resolutions duly adopted, have unanimously approved and adopted this Agreement, and the Board of Directors of Clayton, by resolution duly adopted, has directed that this Agreement be submitted to the shareholders of Clayton for their approval; and

          WHEREAS, United has agreed to issue shares of United Stock which shareholders of Clayton will be entitled to receive, according to the terms and conditions contained herein, on or after the Effective Date (as defined herein) of the merger provided for herein.

          NOW, THEREFORE, for and in consideration of the premises and the mutual agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which as legally sufficient consideration are hereby acknowledged, the parties hereto have agreed and do hereby agree, as follows:

     1.   MERGER.

          Pursuant to and with the effects provided in the applicable provisions of Article 11 of the Georgia Business Corporation Code, as amended (Chapter 2 of Title 14 of the Official Code of Georgia), Clayton (hereinafter sometimes referred to as the "Merged Corporation") shall be merged with and into United (the "Merger"). United shall be the surviving corporation (the "Surviving Corporation") and shall continue under the name "United Community Banks, Inc.". On the Effective

Date (as defined herein) of the Merger, the individual existence of the Merged Corporation shall cease and terminate.

     2.   ACTIONS TO BE TAKEN.

          The acts and things required to be done by the Georgia Business Corporation Code in order to make this Agreement effective, including the submission of this Agreement to the shareholders of the Merged Corporation and the filing of the Certificate of Merger relating hereto in the manner provided in said Code, shall be attended to and done by the proper officers of the Constituent Corporations with the assistance of counsel as soon as practicable.

     3.   EFFECTIVE DATE.

          The Merger shall be effective upon the approval of this Agreement by the shareholders of the Merged Corporation and the filing of the Certificate of Merger relating hereto in the manner provided in the Georgia Business Corporation Code (the "Effective Date").

     4.   ARTICLES OF INCORPORATION AND BYLAWS OF THE SURVIVING
CORPORATION.

          (a) The Articles of Incorporation of United, as heretofore amended, shall on the Effective Date be the Articles of Incorporation of the Surviving Corporation.

          (b) Until altered, amended or repealed, as therein provided, the Bylaws of United as in effect on the Effective Date shall be the Bylaws of the Surviving Corporation.

     5.   MANNER AND BASIS OF CONVERTING SHARES OF CAPITAL STOCK;
CAPITAL STRUCTURE OF THE SURVIVING CORPORATION.

          The manner and basis of converting the shares of capital stock of each of the Constituent Corporations into shares of the Surviving Corporation shall be as follows:

          (a) Upon the Effective Date each of the shares of Clayton Stock outstanding on the Effective Date shall be converted into fully paid and nonassessable shares of United Stock at the rate of 1.6136 shares of United Stock for each outstanding share of Clayton Stock. If either party should change the number of its outstanding shares as a result of a stock split, stock dividend, or similar recapitalization with respect to such shares prior to the Effective Date then the shares to be issued hereunder to holders of Clayton Stock shall be proportionately adjusted.

          (b) No scrip or fractional share certificates of United Stock shall be issued in connection with the Merger and an outstanding fractional share interest will not entitle the owner thereof to vote, to receive dividends or to have any of the rights of a shareholder with respect to such fractional interest. In lieu of any fractional interest, there shall be paid in cash an amount (computed to the nearest cent) equal to such fraction multiplied by $22.00.

          (c) As soon as practicable after the Effective Date, each holder as of the Effective Date of any of the shares of Clayton Stock, upon presentation and surrender of the certificates representing such shares to United, shall be entitled to receive in exchange therefor a certificate representing the number of shares of United Stock to which such shareholder shall be entitled according to the terms of this Agreement. Until such surrender, each such outstanding certificate which prior to the Effective Date represented Clayton Stock shall be deemed for all corporate purposes to evidence ownership of the number of shares of United Stock into which the same shall have been converted and the right to receive payment for fractional shares.

          (d)  Upon the Effective Date, each share of United
Stock issued and outstanding immediately prior to the Effective
Date shall continue unchanged and shall continue to evidence a share of common stock of the Surviving Corporation.

     6.   TERMINATION OF SEPARATE EXISTENCE.

          Upon the Effective Date, the separate existence of the Merged Corporation shall cease and the Surviving Corporation shall possess all of the rights, privileges, immunities, powers and franchises, as well of a public nature as of a private nature, of each of the Constituent Corporations; and all property, real, personal and mixed, and all debts due on whatever account, and all other choses in action, and all and every other interest of or belonging to or due to each of the Constituent Corporations shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed, and the title to any real estate or any interest therein, vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities, obligations and penalties of each of the Constituent Corporations; and any claim existing or action or proceeding, civil or criminal, pending by or against either of said Constituent Corporations may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place, and any judgment rendered against either of the Constituent Corporations may thenceforth be enforced against the Surviving Corporation; and neither the rights of creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by the Merger.

     7.   FURTHER ASSIGNMENTS.

          If at any time the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other things are necessary or desirable to vest in said corporation, according to the terms hereof, the title to any property or rights of the Merged Corporation, the proper officers and directors of the Merged Corporation shall and will execute and make all such proper assignments and assurances and do all things necessary and proper to vest title in such property or rights in the Surviving Corporation, and otherwise to carry out the purposes of this Agreement.

     8.   CONDITIONS PRECEDENT TO CONSUMMATION OF THE MERGER.

          This Agreement is subject to, and consummation of the Merger is conditioned upon, the fulfillment as of the Effective
Date of each of the following conditions:

          (a) Approval of this Agreement by the affirmative vote of the holders of a majority of the outstanding voting shares of Clayton Stock; and

          (b) All the terms, covenants, agreements, obligations and conditions of the Agreement and Plan of Reorganization (the "Acquisition Agreement") of even date herewith by and between Clayton and United to be complied with, satisfied and performed on or prior to the Closing Date (as defined therein), shall have been complied with, satisfied and performed in all material respects unless accomplishment of such covenants, agreements, obligations and conditions has been waived by the party benefited thereby.

     9.   TERMINATION.

          This Agreement may be terminated and the Merger abandoned in accordance with the terms of the Acquisition Agreement, at any time before or after adoption of this Agreement by the directors of either of the Constituent Corporations, not-withstanding favorable action on the Merger by the shareholders of the Merged Corporation, but not later than the issuance of the certificate of merger by the Secretary of State of Georgia with respect to the Merger in accordance with the provisions of the Georgia Business Corporation Code.

     10.  COUNTERPARTS; TITLE; HEADINGS.

          This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The title of this Agreement and the headings herein set out are for the convenience of reference only and shall not be deemed a part of this Agreement.

     11.  AMENDMENTS; ADDITIONAL AGREEMENTS.

          At any time before or after approval and adoption by the shareholders of Clayton, this Agreement may be modified, amended or supplemented by additional agreements, articles or certificates as may be determined in the judgment of the respective Boards of Directors of the Constituent Corporations to be necessary, desirable or expedient to further the purposes of this Agreement, to clarify the intention of the parties, to add to or modify the covenants, terms or conditions contained herein or to effectuate or facilitate any governmental approval of the Merger or this Agreement, or otherwise to effectuate or facilitate the consummation of the transactions contemplated hereby; provided, however, that no such modification, amendment or supplement shall reduce to any extent the consideration into which shares of Clayton Stock shall be converted in the Merger pursuant to Section 5 hereof.

          IN WITNESS WHEREOF, the Constituent Corporations have each caused this Agreement to be executed on their respective behalfs and their respective corporate seals to be affixed hereto as of the day and year first above written.

                                   UNITED COMMUNITY BANKS, INC.

(CORPORATE SEAL)

                                   By:____________________________
ATTEST:                               Jimmy Tallent
                                      President

______________________________
Secretary


                                   FIRST CLAYTON BANCSHARES, INC.

(CORPORATE SEAL)

                                   By:_____________________________
                                          J. Mark Smith
ATTEST:                                   President

_______________________________
Secretary

                            EXHIBIT B


United Community Banks, Inc.
P.O. Box 398
Blairsville, Georgia 30512

Gentlemen:

          In connection with the proposed merger (the "Merger") of First Clayton Bancshares, Inc. ("Clayton") with and into United Community Banks, Inc. ("United"), pursuant to the Agreement and Plan of Reorganization of even date herewith among United and Clayton (the "Reorganization Agreement"), the undersigned hereby covenants, represents and warrants as follows:

          1. RECOMMENDATION FOR MERGER AND VOTING OF CLAYTON STOCK. The undersigned agrees to recommend to all holders of the capital stock of Clayton ("Clayton Stock") that they vote in favor of the Merger. In addition, the undersigned agrees to vote any and all shares of Clayton Stock owned or controlled by him in favor of the Merger.

          2. COMPLIANCE WITH SECURITIES LAWS. The undersigned acknowledges that he will be subject to the restrictions on resales contained in Rule 145 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended, and agrees to sell, transfer or otherwise dispose of any shares of capital stock of United ("United Stock") received by him pursuant to the Merger only in compliance with the provisions of such Act and Rule. The undersigned acknowledges that United is not under any obligation to file a registration statement with the SEC covering the disposition of the undersigned's shares of United Stock to be received pursuant to the Merger.

          3. RESTRICTIVE LEGEND. The undersigned agrees that the certificates representing shares of United Stock to be issued to the undersigned pursuant to the Merger will be stamped or otherwise imprinted with a legend in substantially the following form:

          The shares represented by this certificate may not be sold, transferred or otherwise disposed of except in a transaction covered by an effective registration statement under the Securities Act of 1933, as amended, or in accordance with Rule 145 promulgated thereunder, or in accordance with a legal opinion satisfactory to the Company that such sale or transfer is otherwise exempt from the requirements of such Act.

          4. INITIAL RESTRICTION ON DISPOSITION. The undersigned agrees that the undersigned will not, except by operation of law, by will or under the laws of descent and distribution, sell, transfer, or otherwise dispose of the undersigned's interests in, or reduce the undersigned's risk relative to, any of the shares of United Stock into which the undersigned's shares of Clayton Stock are converted upon consummation of the Merger until such time as United notifies the undersigned that the requirements of SEC Accounting Series Release Nos. 130 and 135 ("ASR 130 and 135") have been met. The undersigned understands that ASR 130 and 135 relate to publication of financial results of post-Merger combined operations of United and Clayton. United agrees that it will publish such results within 45 days after the end of the first fiscal quarter of United containing the required period of post-Merger combined operations and that it will notify the undersigned promptly following such publication.

                              Sincerely,


                              [Director or Executive Officer]

                            EXHIBIT C

                  FIRST CLAYTON BANCSHARES, INC.

            PROPOSED DEFERRED COMPENSATION AGREEMENTS

                    Summary of Material Terms

                          June 11, 1997

ELIGIBILITY

J. Mark Smith and Rodney Hickox.

DEFERRED COMPENSATION AMOUNTS

Each agreement would provide for a deferred compensation obligation in the amount of $78,750, payable by First Clayton
Bancshares, Inc. ("First Clayton").

ADJUSTMENT TO OBLIGATION AMOUNTS

There would be no earnings or other type of adjustments to either deferred compensation obligation.

FUNDING OF OBLIGATION

There would be no funding of either deferred compensation obligation. Each is payable from general assets.

PAYMENT OF DEFERRED COMPENSATION OBLIGATIONS

Distribution of each deferred compensation obligation would be made in cash in a lump sum as soon as practicable after the earliest to occur of the following events: (1) passage of ten years; (2) termination of employment other than for Cause, as defined herein; or (3) a change in control (other than a change in the control of First Clayton). If a participant's termination of employment is due to death, the obligation would be paid to the designated beneficiary of the obligee. "Cause" shall mean:
(1) conviction of the employee of a felony or (2) conduct by the employee that results in removal from his position as an employee of First Clayton pursuant to a written order by any regulatory agency with authority or jurisdiction over First Clayton or United Community Banks, Inc. or its subsidiaries.

BENEFITS NOT ASSIGNABLE

No amount payable under either agreement would be assignable, except to the extent benefits may be conveyed pursuant to the laws of descent and distribution.

BINDING

Each agreement would be binding upon the successors to First
Clayton.

                            EXHIBIT C

                  FIRST CLAYTON BANCSHARES, INC.

              PROPOSED INCENTIVE STOCK OPTION AWARDS

                    Summary of Material Terms

                          June 11, 1997

ELIGIBILITY FOR OPTIONS

J. Mark Smith and Rodney Hickox.

TYPE OF OPTIONS

Incentive stock options.

TERMS OF OPTIONS

Number of Shares. 7,500 option shares each for J. Mark Smith and Rodney Hickox.

Exercise Price. $31.50 per share. Incentive stock options must have an exercise price equal to fair market value (110% of fair market value in the case of anyone who owns more than 10% of the outstanding shares of First Clayton Bancshares, Inc. ("First Clayton")).

Option Period. Each option would expire on the earlier of the tenth anniversary (fifth anniversary in the case of anyone who owns more than 10% of the outstanding shares of First Clayton) of the date of grant or three months following the date the optionee terminates employment, unless the optionee dies while employed, in which case the option would continue for the original term and may be exercised, to the extent exercisable, by the optionee's estate.

Exercisability. Each option would become exercisable immediately.

*Payment of Exercise Price. Each optionee could pay for option shares by cash, by certified check or by delivery of previously owned shares or, if available, by cashless exercise through a broker.

*Change in Corporate Structure. If First Clayton is not the surviving corporation in a merger or consolidation, the options would be assumed by the successor entity.

*Items denoted by an asterisk require Board approval of plan amendments.

                            EXHIBIT D


     (1) Clayton was duly organized as a corporation, and is existing and in good standing, under the laws of the State of Georgia.

     (2) Clayton the corporate power to execute and deliver the Agreement and Plan of Reorganization Agreement (the
"Reorganization Agreement") and the Agreement and Plan of Merger
Agreement (the "Merger Agreement"), to perform its obligations thereunder, to own and use its Assets and to conduct its business.

     (3) Clayton has duly authorized the execution and delivery of the Reorganization Agreement and the Merger Agreement and all performance by Clayton thereunder, and has duly executed and delivered the Reorganization Agreement and the Merger Agreement.

     (4) No consent, approval, authorization or other action filed by, or filing with, any governmental authority of the United States or the State of Georgia is required for Clayton's execution and delivery of the Reorganization Agreement and the Merger Agreement and consummation of the Transaction, which consent, approval or authorization has not been previously received.

     (5) The Reorganization Agreement and the Merger Agreement are enforceable against Clayton.

     (6) The authorized capital stock of Clayton consists of 10,000,000 shares of Common Stock, $1.00 par value per share, of which 400,691 shares are issued and outstanding and 5,000,000 shares of special stock, $1.00 par value per share, none of which is issued and outstanding. All of the issued and outstanding capital stock of Clayton has been duly authorized and validly issued and are fully paid and non-assessable and, to such counsel's knowledge, there are no outstanding options, warrants, rights, calls, commitments, conversion rights, plans or other agreements providing for the purchase or issuance of any authorized but unissued shares of such capital stock.

                            EXHIBIT E


     (1) United was duly organized as a corporation, and is existing and in good standing, under the laws of the State of Georgia.

     (2) United has the corporate power to execute and deliver the Agreement and Plan of Reorganization (the "Reorganization Agreement) and the Agreement and Plan of Merger (the "Merger Agreement") to perform its obligations thereunder, to own and use its Assets and to conduct its business.

     (3) United has duly authorized the execution and delivery of the Reorganization Agreement and the Merger Agreement and all performance by United thereunder, and has duly executed and delivered the Reorganization Agreement and Merger Agreement:

     (4) No consent, approval, authorization or other action filed by, or filing with, any governmental authority of the United States or the State of Georgia is required for United's execution and delivery of the Reorganization Agreement and the Merger Agreement and consummation of the Transaction, which consent, approval or authorization has not been previously received.

     (5) The Reorganization Agreement and the Merger Agreement are enforceable against United.

     (6) The shares of United Stock to be issued upon consummation of the Merger have been duly authorized and upon issuance as contemplated in the Merger Agreement, will be validly issued, fully paid and non-assessable.

                          FIRST AMENDMENT
                                 OF
                AGREEMENT AND PLAN OF REORGANIZATION

          THIS FIRST AMENDMENT (this "Amendment") made and entered into as of July 24, 1997, by and between FIRST CLAYTON BANCSHARES, INC., a Georgia business corporation ("Clayton") and UNITED
COMMUNITY BANKS, INC., a Georgia business corporation ("United").

                              RECITALS:

     WHEREAS, Clayton and United entered into a certain Agreement and Plan of Reorganization dated as of June 12, 1997 pursuant to which Clayton will merge into United, with United being the surviving corporation (the "Agreement"); and

     WHEREAS, the parties now desire to amend certain provisions of the Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                 1.

     Section 3.14 of the Agreement is hereby deleted in its entirety and the following inserted in lieu thereof:

     3.14 STOCK OPTION AWARDS AND DEFERRED COMPENSATION. Clayton and United agree that (i) after the Merger United will grant incentive stock options to J. Mark Smith and Rodney R. Hickox in the same amounts and on substantially the same terms as described in Exhibit C and (ii) Clayton will execute a Deferred Compensation Agreement with each of J. Mark Smith and Rodney R. Hickox on substantially the same terms as described in Exhibit C.

                                 2.

     Exhibit C of the Agreement entitled First Clayton Bancshares, Inc. Proposed Deferred Compensation Agreements and First Clayton Bancshares, Inc. Proposed Incentive Stock Option Awards is hereby deleted in its entirety and the attached Exhibit A is substituted in lieu thereof.

     Except as modified herein, the terms of the Agreement remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                              FIRST CLAYTON BANCSHARES, INC.



(CORPORATE SEAL)                   By: /s/ John R. Martin
                                          John R. Martin
                                           President
Attest:

/s/ Ronald E. Vindiver
Secretary

                                   UNITED COMMUNITY BANKS,  INC.

(CORPORATE SEAL)                   By: /s/ Jimmy Tallent
                                      Jimmy Tallent
                                      President
Attest:

/s/ Billy M. Decker
Billy M. Decker

                              Exhibit A

                              EXHIBIT C

                   FIRST CLAYTON BANCSHARES, INC.

              PROPOSED DEFERRED COMPENSATION AGREEMENTS

                      Summary of Material Terms

ELIGIBILITY

J. Mark Smith and Rodney Hickox.

DEFERRED COMPENSATION AMOUNTS

Each agreement would provide for a deferred compensation obligation in the amount of $108,750 payable by First Clayton Bancshares, Inc. ("First Clayton").

ADJUSTMENT TO OBLIGATION AMOUNTS

There would be no earnings or other type of adjustments to either deferred compensation obligation.

FUNDING OF OBLIGATION

There would be no funding of either deferred compensation obligation. Each is payable from general assets.

PAYMENT OF DEFERRED COMPENSATION OBLIGATIONS

Distribution of each deferred compensation obligation would be made in cash in a lump sum as soon as practicable after the earliest to occur of the following events: (1) passage of ten years; (2) termination of employment other than for Cause, as defined herein; or (3) a change in control (other than a change in the control of First Clayton). If a participant's termination of employment is due to death, the obligation would be paid to the designated beneficiary of the obligee. "Cause" shall mean: (1) conviction of the employee of a felony or (2) conduct by the employee that results in removal from his position as an employee of First Clayton pursuant to a written order by any regulatory agency with authority or jurisdiction over First Clayton or United Community Banks, Inc. or its subsidiaries.

BENEFITS NOT ASSIGNABLE

No amount payable under either agreement would be assignable, except to the extent benefits may be conveyed pursuant to the laws of descent and distribution.

BINDING

Each agreement would be binding upon the successors to First
Clayton.

                              EXHIBIT C

                    UNITED COMMUNITY BANKS, INC.

               PROPOSED INCENTIVE STOCK OPTION AWARDS

                      Summary of Material Terms


ELIGIBILITY FOR OPTIONS

J. Mark Smith and Rodney Hickox.

TYPE OF OPTIONS

Incentive stock options to be granted as soon as practicable after the consummation of the merger of United Community Banks, Inc. and First Clayton Bancshares, Inc.

TERMS OF OPTIONS

Number of Shares. 12,102 option shares of United Community Banks, Inc. each for J. Mark Smith and Rodney Hickox.

Exercise Price. The Exercise Price shall be the fair market value of the shares at the date of grant.

Option Period. Each option would expire on the earlier of the tenth anniversary (fifth anniversary in the case of anyone who owns more than 10% of the outstanding shares of United) of the date of grant or three months following the date the optionee terminates employment, unless the optionee dies while employed, in which case the option would continue for the original term and may be exercised, to the extent exercisable, by the optionee's estate.

Exercisability.  Each option would become exercisable immediately.